SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Green Dot Corporation
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 10, 2024
Dear Stockholders:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Green Dot Corporation. Our 2024 Annual Meeting of Stockholders will be held as a "virtual meeting" of stockholders and stockholders will not be able to attend the meeting in-person. Our Annual Meeting of Stockholders will be conducted exclusively via the internet at a virtual audio web conference at https://meetnow.global/MTC6X7N on May 22, 2024, at 1:00 p.m. Central Time.
You can attend the Annual Meeting of Stockholders online, vote your shares during the online meeting and submit questions during the online meeting by visiting the above-mentioned internet site. We are committed to ensuring, to the extent possible, that stockholders will be afforded the ability to participate at the virtual meeting like they would at an in-person meeting. Details regarding how to access the virtual meeting via the internet and the business to be conducted at the meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
We have elected to deliver our proxy materials to our stockholders over the internet and will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2024 Annual Meeting of Stockholders and 2023 annual report to stockholders. This notice also provides instructions on how to vote by telephone or through the internet and includes instructions on how to receive a paper copy of the proxy materials by mail.
The matters to be acted upon are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
We hope that you will be able to attend this year’s Annual Meeting of Stockholders. Whether or not you plan to attend the meeting, please vote through the internet or by telephone or request, sign and return a proxy card to ensure your representation at the meeting. Your vote is important.
On behalf of the Board of Directors, we would like to express our appreciation for your continued support of Green Dot Corporation.

Sincerely,

George Gresham	William I Jacobs
President and Chief Executive Officer	Chairperson of the Board

GREEN DOT CORPORATION
________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 22, 2024
________________
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders of Green Dot Corporation will be held on May 22, 2024 at 1:00 p.m. Central Time exclusively via the internet at a virtual audio web conference.
To facilitate greater stockholder access, we have determined that the Annual Meeting of Stockholders will be held exclusively online in a virtual meeting format only, via the internet, with no physical in-person meeting. At our virtual meeting, stockholders will be able to attend, vote and submit questions by visiting https://meetnow.global/MTC6X7N. Further information about how to attend the Annual Meeting of Stockholders online, vote your shares online during the meeting and submit questions during the meeting is included in the accompanying proxy statement.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:
1.To elect the 8 nominees named in the proxy statement to the Board of Directors;
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024;
3.To vote on a non-binding advisory resolution to approve executive compensation; and
4.To approve the amendment and restatement of Green Dot’s 2010 Equity Incentive Plan.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 1, 2024 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.
Your vote as a Green Dot Corporation stockholder is very important. Each share of Class A common stock that you own represents one vote. For questions regarding your stock ownership, you may contact Investor Relations at (626) 765-2000 or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A., by email through their website at www.computershare.com/contactus or by phone toll free at (800) 962-4284.

By Order of the Board of Directors,

Amy Pugh
General Counsel and Secretary

Austin, Texas
April 10, 2024

Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote by telephone or through the internet or submit your proxy card or voting instructions as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled "Questions and Answers About the Meeting" beginning on page 8 of the proxy statement and the instructions on the enclosed Notice of Internet Availability of Proxy Materials.

GREEN DOT CORPORATION
PROXY STATEMENT FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
i

ii

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all information you should consider. Please read the entire proxy statement carefully before voting.

Annual Stockholders Meeting

Record date
April 1, 2024

Date of Mailing/Availability
The Notice of Internet Availability of Proxy Materials is being mailed, and the proxy statement is being made available, to our stockholders on or about April 12, 2024.
Meeting agenda The meeting will cover the proposals listed under "Voting matters and vote recommendations" below, and any other business that may properly come before the meeting.
Date May 22, 2024 Time 1:00 p.m. Central Time Place Exclusively via the internet at a virtual audio web conference at https://meetnow.global/MTC6X7N.
Voting Stockholders as of the record date are entitled to vote. Each share of our Class A common stock is entitled to one vote for each director nominee and one vote for each of the proposals.

Voting matters and vote recommendations
See the actual proposals for more information.

Management Proposals		Board recommends	Reasons for Recommendation	See page
1.	Election of 8 directors	FOR	Our Board of Directors (“Board”) and its Nominating and Corporate Governance Committee believe the 8 Board nominees possess the skills, and experience to effectively monitor performance, provide oversight, and advise management on our long-term strategy.	25
2.	Ratification of the selection of Ernst & Young LLP as our independent auditor for fiscal year 2024	FOR	Based on the Audit Committee’s assessment of Ernst & Young LLP’s qualifications and performance, it believes their retention for fiscal year 2024 is in the best interests of our company.	33
3.	Advisory vote to approve executive compensation	FOR	Our executive compensation programs demonstrate our execution on our pay for performance philosophy and reflect corporate governance best practices.	34
4.	Approval of the amendment and restatement of our 2010 Equity Incentive Plan	FOR	Our 2010 Equity Incentive Plan addresses the continuing need to provide performance-based restricted stock units, restricted stock units and other equity-based incentives to attract and retain the most qualified personnel and to respond to relevant market changes in equity compensation practices.	35

Corporate governance facts

Independent Board and Board committees

•	Chairperson and CEO positions are separate
•	Independent Chairperson of the Board
•	7 of 8 director nominees are independent
•	100% of committee members are independent
•	Independent directors meet in executive session regularly
•	We conduct annual board and committee evaluations
•	All Audit Committee members are financially literate, and 3 of our Audit Committee members are Audit Committee Financial Experts
•	Our Compensation Committee uses an independent compensation consultant

Best practices stockholder rights

•	Directors are elected by a majority vote of stockholders in uncontested elections
•	All directors are elected annually
•	Our bylaws provide for proxy access by stockholders
•	No poison-pill
•	No multi-class or non-voting stock

Strong information security oversight

•	Board and Risk Committee oversight
•	Robust information security program and annual independent on-site security audits

Our director nominees
See “Proposal No. 1 - Election of Directors” for more information.
The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast.

Name and Occupation	Age	Director Since	Independent	Other Public Boards	Committee Memberships
					AC	CC	NGC	RC
Director Nominees
J. Chris Brewster Former CFO, Cardtronics, Inc.	74	2016	Yes	—
					C			M
					F
Saturnino “Nino” Fanlo Former CFO and COO, Human Longevity, Inc.	63	2016	Yes	—
					M	M
					F
George Gresham President and CEO	57	2021	No	—

William I Jacobs* Board Member, Repay Holdings Corporation	82	2016	Yes	1
						M	C

Robert Millard Chief Financial Officer, CHG Healthcare	56	2024	Yes	—
					M			M
					F
Michelleta "Mich" Razon Head of Data Enablement, MetLife, Inc.	48	2023	Yes	—
							M	M

Ellen Richey Former Vice Chairman and Chief Risk Officer, Visa Inc.	75	2020	Yes	1
							M	C

George T. Shaheen Managing Director, Andersen, LLP	79	2013	Yes	2
					M	C

_____________
AC:      Audit Committee
CC:     Compensation Committee
NGC:     Nominating and Corporate Governance Committee
RC:     Risk Committee

*	Chairperson of the Board	C	Chair	M	Member	F	Financial Expert

Board Nominee Tenure

0 - 5 Years:	6 - 8 Years:	8+ Years:	Average tenure of all director nominees: 4.6 years
50%	38%	13%

Board Nominee Profile

Board Refreshment

Executive compensation highlights See “Proposal No. 3 - Advisory Vote to Approve Executive Compensation” and “Executive Compensation” for more information.

Significant Portion of Target Total Direct Compensation is at Risk/Performance-based
The following charts provide a breakdown of the annual target total direct compensation of our CEO and our other NEOs in 2023, who participated in our annual executive compensation program for 2023. 1 2

Key Fiscal 2023 Compensation Decisions
•Consistent with our prior commitments to stockholders in 2022 and taking into account our Compensation Committee’s philosophy of linking payment to company performance, company performance resulted in no payouts to our executive officers under the variable cash incentive award program for 2023, demonstrating that we do not pay out performance-based cash incentive awards for unmet goals.
•To further align our executive officers’ interests with the long-term interests of our stockholders, we granted long-term equity incentive awards subject to a 3-year performance period with 3-year earnings per share goals and 3-year relative total stockholder return, or TSR, modifier goals.
Our Response to our 2023 Say on Pay Vote (related to 2022 compensation) and Commitment to Governance
In response to the 2023 say-on-pay vote, in which 96.2% of votes cast (for or against), voted in favor of our compensation program, we continued to follow through with our commitments to our stockholders to realign our compensation with best practices:
•We maintained the enhancements made to our compensation program in 2022 by retaining the ability to reduce (but not increase) payouts based on individual achievement against key strategic objectives, subject to the achievement of corporate financial objectives, thereby creating greater individual accountability.
•In an effort to create further individual accountability, we revised our long-term equity incentive program to allow for the ability to reduce (but not increase) PRSU awards that otherwise would have been payable under the applicable performance targets and formula based on a three-year performance period, three-year relative total stockholder return, or TSR, and three-year cumulative earnings per share, or EPS, goals.
Also consistent with our prior commitments, we did not make one-time equity award grants or pay discretionary bonuses to our executive officers outside of our normal executive compensation incentive programs, except in the context of new hires and promotions.

CEO

Fixed 8%
Salary 8%
RSUs 18%
Cash Incentive 11%
PSUs 63%
At-Risk 92%
(80% of at-risk is performance-based)

Other NEOs Serving Through FYE

Fixed 24%
RSUs 19%
Salary 24%
Cash Incentive 18%
PSUs 39%
At-Risk 76%
(70% of at-risk is performance-based)

[1] Reflects 2023 salary rates, 2023 target incentive amounts and 50% of the target value of 2023 PRSUs and RSUs, and not amounts actually earned or paid out. Amounts may not sum to 100% due to rounding.
[2] Excludes Mr. Parikh, who stepped down from his role with us in August 2023.

Sound program design

We design our executive officer compensation programs to attract, motivate, and retain the key executives who drive our success and industry leadership while considering individual and company performance and alignment with the long-term interests of our stockholders. We achieve our objectives through compensation that:

Provides a competitive target total direct pay opportunity
Consists primarily of performance-based and/or at-risk compensation
Provides annual short-term and long-term incentive opportunities that are 100% performance-based and/or at risk
Enhances retention through multi-year vesting of stock awards
Does not encourage unnecessary and excessive risk taking

Best practices in executive compensation

Our leading practices include:
A claw-back policy
An executive stock ownership policy
A policy prohibiting pledging and hedging ownership of Green Dot stock
Seeking feedback on executive compensation through stockholder engagement
No discretionary bonuses or guaranteed payout levels
No tax gross-ups and perquisites
No single trigger change in control benefits
No executive-only retirement programs
No excessive cash severance

GREEN DOT CORPORATION
________________
PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2024
________________
April 10, 2024
Information About Solicitation and Voting
The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of Green Dot Corporation for use at Green Dot’s 2024 Annual Meeting of Stockholders (the "2024 Annual Meeting" "Annual Meeting" or “meeting”) to be held exclusively via the internet at a virtual audio web conference at https://meetnow.global/MTC6X7N on May 22, 2024, at 1:00 p.m. Central Time, and any adjournment or postponement thereof. References in the proxy statement for the Annual Meeting, or the Proxy Statement, to “we,” “us,” “our,” the “company” or “Green Dot” refer to Green Dot Corporation.
Internet Availability of Proxy Materials
Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. On or about April 12, 2024, we expect to send our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also provides instructions on how to vote by telephone or through the internet and includes instructions on how to receive a paper copy of the proxy materials by mail. If you prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.
Questions and Answers About the Meeting
Why is the 2024 Annual Meeting being held as a virtual, online meeting?
To facilitate greater stockholder attendance, the meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the 2024 Annual Meeting by enabling stockholders to participate remotely from any location around the world. We have designed the virtual 2024 Annual Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
Who can vote their shares and attend the 2024 Annual Meeting?
Stockholders as of the record date for the meeting, April 1, 2024, are entitled to vote their shares and attend the meeting. At the close of business on the record date, there were 53,158,201 shares of Green Dot Class A common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 1, 2024, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by telephone or through the internet, or if you request or receive paper proxy materials by mail, by filling out and returning a proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee
If on April 1, 2024, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not attend or vote your shares at the meeting unless you (i) request and obtain a legal proxy giving you the right to vote the shares at the meeting from the organization that holds your shares and

(ii) register to attend the 2024 Annual Meeting. Please see “How do I register to attend the virtual 2024 Annual Meeting?” below for information on how to register to attend the 2024 Annual Meeting.
How do I virtually attend the 2024 Annual Meeting?
We will host the 2024 Annual Meeting live online via audio webcast. You may attend the 2024 Annual Meeting live online by visiting https://meetnow.global/MTC6X7N. The webcast will start at 1:00 p.m. Central Time on May 22, 2024. If you are a stockholder of record, you will need to enter the control number included on your proxy card in order to be able to enter the 2024 Annual Meeting online. If you are a beneficial owner and have registered in advance to participate in the 2024 Annual Meeting, you will need to enter the control number that you received from Computershare. Online check-in will begin at 12:30 p.m. Central Time on May 22, 2024, and you should allow ample time for the online check-in proceedings. If you encounter any difficulties accessing the virtual meeting, please see the instructions on the virtual meeting website for technical support.
How do I register to attend the virtual 2024 Annual Meeting?
If you are a stockholder of record, you do not need to register to attend the 2024 Annual Meeting. However, if you are the beneficial owner of your shares, you must register in advance to attend the 2024 Annual Meeting. To register to attend the virtual 2024 Annual Meeting online, you must obtain a legal proxy from your brokerage firm, bank or other nominee and submit proof of your legal proxy reflecting your holdings of our stock, along with your legal name and email address, to our virtual meeting provider, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on May 17, 2024. You will receive a confirmation of your registration by email and a control number after we receive your registration materials. Requests for registration should be directed to the following:
By email: Forward the email from your brokerage firm, bank or other nominee, or attach an image of your legal proxy, to legalproxy@computershare.com.
By mail: Mail to Computershare, Green Dot Legal Proxy, P.O. Box 43001 Providence, RI 02940-3001.
What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.
What is the purpose of the meeting?
At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the meeting, management will be available to respond to questions from stockholders.
What proposals are scheduled to be voted on at the meeting?
Stockholders will be asked to vote on four proposals. The proposals are:
1.To elect the 8 nominees named in this proxy statement to the Board;
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024;
3.To vote on a non-binding advisory resolution to approve executive compensation; and
4.To approve the amendment and restatement of Green Dot's 2010 Equity Incentive Plan.
Could matters other than Proposal Nos. 1-4 be decided at the meeting?
Our bylaws require that we receive advance notice of any proposal to be brought before the meeting by stockholders of Green Dot, and we have not received notice of any such proposals. If any other matter were to come before the meeting, the proxy holders appointed by the Board would have the discretion to vote on those matters for you.

What is the recommendation of the Board of Directors on each of the proposals scheduled to be voted on at the meeting?
The Board recommends that you vote FOR each of the nominees named in this proxy statement (Proposal No. 1), FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024 (Proposal No. 2), FOR the non-binding advisory resolution to approve executive compensation (Proposal No. 3), and FOR the amendment and restatement of our 2010 Equity Incentive Plan (Proposal No. 4).
How do I vote?
You may vote by internet, by mail or follow any alternative voting procedure (such as telephone or internet voting) described on your proxy card or your voting instruction card. To use an alternative voting procedure, follow the instructions on each proxy card or your voting instruction card that you receive. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote before the 2024 Annual Meeting:
•by telephone or through the internet - in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card; or
•by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the pre-paid envelope provided.
You may also vote during the 2024 Annual Meeting through the internet.
Votes submitted by telephone before the meeting must be received by 11:59 p.m. Eastern Time, on May 21, 2024. If you want to vote through the internet, your votes can be submitted before and during the 2024 Annual Meeting. If you vote by mail, your proxy card must be received by May 21, 2024. Submitting your proxy before the meeting, whether by telephone, through the internet or by mail if you request or received a paper proxy card, will not affect your right to vote at the meeting should you decide to attend and participate in the 2024 Annual Meeting virtually online at https://meetnow.global/MTC6X7N and vote your shares electronically before the polls close during the meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee
If you are not the stockholder of record, please refer to the voting instructions provided by your nominee regarding how to vote your shares. Your vote is important. To ensure that your vote is counted, complete and mail the voting instruction card provided by your brokerage firm, bank, or other nominee as directed by your nominee. To vote at the 2024 Annual Meeting, you must obtain a legal proxy from your nominee and register to attend the meeting. Please see “How do I register to attend the virtual 2024 Annual Meeting?” above for information on how to register to attend the 2024 Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote your voting instruction card to ensure that your vote is counted.
How do I vote by internet or telephone before the meeting?
If you wish to vote by internet or telephone, you may do so by following the voting instructions included on your Notice of Internet Availability or proxy card. Please have each Notice of Internet Availability or proxy card you received in hand when you vote over the internet or by telephone as you will need information specified in those documents to submit your vote. The giving of such a telephonic or internet proxy will not affect your right to vote virtually (as detailed above) should you decide to attend the 2024 Annual Meeting virtually.
The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.
What shares can I vote?
Each share of Green Dot Class A common stock issued and outstanding as of the close of business on April 1, 2024 is entitled to vote on all items being voted on at the meeting. You may vote all shares owned by you as of April 1, 2024, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

How many votes am I entitled to per share?
Each holder of shares of Class A common stock is entitled to one vote for each share of Class A common stock held as of April 1, 2024.
What is the quorum requirement for the meeting?
The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present virtually at the meeting or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present virtually and vote at the meeting or if you have properly submitted a proxy. Shares present virtually during the 2024 Annual Meeting will be considered shares of Class A common stock represented in person at the meeting.
How are abstentions and broker non-votes treated and which proposals are considered “routine” or “non-routine”?
Abstentions (shares present at the meeting and voted “abstain”) are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon.
A broker non-vote occurs when the beneficial owner of shares fails to provide the broker, bank or other nominee that holds the shares with specific instructions on how to vote on any “non-routine” matters brought to a vote at the stockholders meeting. In this situation, the broker, bank or other nominee will not vote on the “non-routine” matter. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon.
Note that if you are a beneficial holder, brokers and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is the proposal for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024 (Proposal No. 2). A broker or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include all proposals other than Proposal No. 2, including the election of directors. Accordingly, we encourage you to provide voting instructions to your broker or other nominee whether or not you plan to attend the meeting.
What is the vote required for each proposal?
The votes required to approve each proposal are as follows:
•Proposal No. 1. Each director nominee must be elected by a majority of the votes cast, meaning that the number of shares entitled to vote on the election of directors and represented virtually at the meeting or by proxy at the meeting casting their votes “FOR” a director must exceed the number of votes “AGAINST” a director.
•Proposal Nos. 2, 3 and 4. Approval of each of Proposal Nos. 2, 3 and 4 will be obtained if a majority of the votes cast are “FOR” the proposal.
What if I return a proxy card but do not make specific choices?
If you return a validly executed proxy card but do not indicate your voting preferences, your shares will be voted in the manner recommended by the Board on all matters presented in this proxy statement for which no instruction was provided and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.
If you hold your shares in street name and do not indicate to your broker or other nominee your voting preferences, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the meeting.

Who is soliciting my proxy and paying for this proxy solicitation?
The expenses of soliciting proxies will be paid by Green Dot. Following the original mailing of the soliciting materials, Green Dot and its agents may solicit proxies by mail, electronic mail, telephone, facsimile or by other similar means. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email, or otherwise. Following the original mailing of the soliciting materials, Green Dot will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Green Dot, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.
What does it mean if I receive more than one proxy card or Notice of Internet Availability?
If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. For example, you may own some shares directly as a stockholder of record and other shares through a brokerage firm, or you may own shares through more than one brokerage firm. In these situations, you may receive multiple sets of proxy materials. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access each proxy card and vote each proxy card by telephone or through the internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.
How can I change my vote after submitting my proxy?
A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting by:
•delivering to the Corporate Secretary of Green Dot a written notice stating that the proxy is revoked;
•signing and delivering a proxy bearing a later date;
•voting again by telephone or through the internet; or
•attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Only the latest-dated validly executed proxy that you submit will be counted.
How can I get electronic access to the proxy materials?
The Notice of Internet Availability will provide you with instructions regarding how to:
•view our proxy materials for the meeting through the internet; and
•instruct us to send our future proxy materials to you electronically by email.
If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Will you make a list of the stockholders of record entitled to vote at the 2024 Annual Meeting available through electronic means?
We will make available an electronic list of stockholders of record as of the record date for inspection by stockholders from May 12, 2024 through May 21, 2024. To access the electronic list during this time, please send your request, along with proof of ownership, by email to IR@greendot.com. You will receive confirmation of your request and instructions on how to view the electronic list. The list will also be available to stockholders at https://meetnow.global/MTC6X7N during the live audio webcast of the 2024 Annual Meeting.
Where can I find the voting results?
The results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the meeting.

CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE
Green Dot is strongly committed to good corporate governance practices. These practices provide an important framework within which our Board and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of our company. Our Corporate Governance Guidelines are available on the Investor Relations section of our website, which is located at http://ir.greendot.com, by clicking on “Governance” and then selecting “Corporate Governance Guidelines” underneath “Governance Documents.” Our Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines at least annually and recommends changes to our Board, as warranted.
Board Leadership Structure
Our Board retains the flexibility to determine on a case-by-case basis whether the Chief Executive Officer or an independent director should serve as Chairperson of the Board. This flexibility permits our Board to organize its functions and conduct its business in a manner it deems most effective under then-prevailing circumstances.
During those periods in which the positions of Chairperson and Chief Executive Officer are combined, the independent directors appoint an independent director as a Lead Independent Director, and we separate the responsibilities of the Chairperson and the Lead Independent Director as follows:

Lead Independent Director	Chairperson
•Presides over executive sessions of independent directors	•Schedules and sets the agenda for meetings of the Board
•Serves as a liaison between the Chairman and the independent directors	•Chairs meetings of the full Board
•Available, for consultation and direct communication with stockholders and performs such other functions and responsibilities as requested by the Board from time to time	•Contributes to Board governance and Board processes
•Encourages direct dialogue between all directors (particularly those with dissenting views) and management	•Communicates with all directors on key issues and concerns outside of Board meetings
•Presides over meetings of stockholders

Currently, the roles of Chief Executive Officer and Chairperson of the Board are separate. William I Jacobs, one of our independent directors, has served as non-executive Chairperson of the Board since June 2016 (other than during the period from January 2020 to the end of March 2020 when he served as interim Chief Executive Officer while also serving as Chairperson of the Board, and George T. Shaheen served as Lead Independent Director). The Board believes that having an independent director serve as the non-executive Chairperson of the Board is the appropriate leadership structure for our company at this time because it allows our Chief Executive Officer to focus on executing our company’s strategic plan and managing our company’s operations and performance, while allowing the Chairperson of the Board to focus on the effectiveness of the Board and independent oversight of our senior management team.
Our Board of Directors' Role in Risk Oversight
Management continually monitors the material risks we face, including financial risk, strategic risk, enterprise and operational risk (including cybersecurity) and legal and compliance risk. The Board is responsible for exercising oversight of management’s identification and management of, and planning for, those risks. In fulfilling this oversight role, our Board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. While the full Board has overall responsibility for risk oversight, the Board has delegated oversight responsibility related to certain risks to the Risk Committee and to other committees of our Board, including responsibility for oversight and review of risk areas for our company and its subsidiary bank.

The Board
Our Board, as a whole, has responsibility for risk oversight, and through its committees oversees and reviews risk areas for our company and its subsidiary bank. At its regularly scheduled meetings, the Board receives management updates and committee reports regarding business operations, financial results, committee activities, strategy, and discusses risks related to the business.

The Board and its committees' areas of focus when conducting risk assessments include, but are not limited to, strategic, economic, operational (including cybersecurity), financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and reputational risks.

Risk Committee	Audit Committee
The Risk Committee oversees the enterprise-wide risk management framework and the Corporate Risk function for Green Dot and its subsidiary bank. The Risk Committee also reviews key risk types that face Green Dot and its subsidiary bank including financial crimes risk (including Bank Secrecy Act/anti-money laundering risk), information security risk (including cyber defense management), model risk, operational risk, credit risk, regulatory compliance risk, reputation risk, strategic risk, technology risk, significant cross-functional risk areas, and other current matters that may present material risk to our company. The Risk Committee receives periodic reports from our Chief Risk Officer and Chief Compliance Officer on our enterprise risk management program.

The Audit Committee is responsible for oversight of the integrity of our financial statements. The Audit Committee discusses with management and our independent registered public accounting firm our major financial risk exposures and the steps management has taken to limit, monitor and control such exposures. Additionally, the Audit Committee oversees our internal audit function.

Nominating and Corporate Governance Committee	Compensation Committee
The Nominating and Corporate Governance Committee reviews risks and exposures relating to corporate governance, Environmental, Social and Governance ("ESG") and related legal compliance risks and monitors the steps management has taken to mitigate these exposures.	The Compensation Committee reviews risks and exposures associated with leadership assessment and executive compensation programs and arrangements, including incentive plans.

The Role of Management
The risk oversight responsibility of our Board and its committees is supported by our management reporting processes, which are designed to provide our Board with information regarding the identification, assessment and management of critical risks and management’s risk mitigation strategies.

Independence of Directors
Our Board determines the independence of our directors by applying the independence principles and standards established by the New York Stock Exchange, or NYSE. These provide that a director is independent only if the board affirmatively determines that the director has no direct or indirect material relationship with our company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.
Applying these standards, the board annually reviews the independence of our directors, taking into account all relevant facts and circumstances. In its most recent review, the board considered, among other things, the absence of any current employment relationships between the company and our directors or their families (except in the case of George Gresham, our current President and Chief Executive Officer); the absence of any of the other specific relationships that would preclude a determination of independence under the rules of the NYSE; the absence of transactions with non-employee directors and members of their families that would require disclosure in this proxy statement under SEC rules regarding related person transactions; and the absence of any other material relationships between the non-employee directors and Green Dot.
Based upon this review, our Board has determined that the following persons who served as directors in 2023 and current directors were or are independent as determined under the rules of the NYSE:
•J. Chris Brewster
•Rajeev V. Date
•Saturnino Fanlo
•Peter Feld
•William I Jacobs
•Robert Millard
•Jeffrey B. Osher
•Michelleta Razon
•Ellen Richey
•George T. Shaheen
All members of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee must be independent directors as defined by our Corporate Governance Guidelines. Members of the Audit Committee must also satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Green Dot or any of its subsidiaries other than their directors’ compensation. No member of any committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from Green Dot or any of its subsidiaries. Our Board has determined that all members of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee are independent, and all members of our Audit Committee satisfy the relevant SEC additional independence requirements for the members of such committee.
Committees of Our Board of Directors
Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Risk Committee. Each of these committees has a written charter approved by our Board. The composition and responsibilities of each committee are described below. Copies of the charters for each committee are available, without charge, upon request in writing to Green Dot Corporation, 4675 Cornell Road, Suite 280, Cincinnati, Ohio 45241, Attn: Corporate Secretary or in the section entitled, “Committee Charters” on our website that is accessible by clicking on “Governance” in the investor relations section of our website, http://ir.greendot.com. Members serve on these committees until their resignation or until otherwise determined by our Board.

INDEPENDENT DIRECTORS	Audit Committee	Compensation Committee	Nominating And Corporate Governance Committee	Risk Committee
J. Chris Brewster
Saturnino Fanlo
William I Jacobs
Robert Millard
Michelleta Razon
Ellen Richey
George T. Shaheen

Chairman of the Board	Financial Expert

Committee Chairperson	Committee Member

Board and Committee Meetings and Attendance
The Board and its committees meet throughout the year on a set schedule and hold special meetings and act by written consent from time to time. During 2023, the Board met 12 times, including telephonic meetings, the Audit Committee held 10 meetings, the Risk Committee held 8 meetings, the Compensation Committee held 4 meetings and the Nominating and Corporate Governance Committee held 6 meetings. Members of committees also provided oversight of company initiatives through periodic discussions with management, which in the case of the Risk Committee occurred regularly. During 2023, all of our incumbent directors attended more than 75% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which such director served (during the period which such director served).
Board Attendance at Annual Stockholders' Meeting
Our policy is to invite and encourage each member of our Board to be present at our annual meetings of stockholders. All 9 of the directors who were nominated for re-election attended the 2023 Annual Meeting of Stockholders.
Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. The Chairperson of the Board serves as the presiding director at these meetings when the Chairperson is a non-employee director. When the Chairperson of the Board is an employee, the Lead Independent Director will serve as the presiding director at these meetings.
Audit Committee

Current Members:	Responsibilities:
J. Chris Brewster (Chair)
Pursuant to its charter, our Audit Committee, among other things:
•appoints our independent auditors;
•approves the audit and non-audit services to be performed by our independent auditors;
•assesses the qualifications, performance and independence of our independent auditors;
•monitors the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•reviews the integrity, adequacy and effectiveness of our accounting and financial reporting processes and the adequacy and effectiveness of our systems of internal control;
•discusses the results of the audit with the independent auditors and reviews with management and the independent auditors our interim and year-end operating results; and
•prepares the Audit Committee report that the SEC requires in our annual proxy statement.

Saturnino Fanlo
Robert Millard
George T. Shaheen

Mr. Osher served on the Audit Committee until 2023.

Mr. Millard joined the Audit Committee in 2024.

Independence:
The composition of our Audit Committee meets the requirements for independence under current NYSE and SEC rules and regulations.

Meetings:
10 meetings during 2023.	Audit Committee Financial Experts

Each member of our Audit Committee is financially literate as required by current NYSE listing standards. In addition, our Board has determined that Mr. Brewster is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K based on his experience as Chief Financial Officer of various companies, Mr. Fanlo is an audit committee financial expert based on his experience as Chief Financial Officer of various companies and extensive experience in financial services and capital markets and Mr. Millard is an audit committee financial expert based on his experience as a certified public accountant auditing private and public companies, his previous accounting policy and controller roles and his experience as Chief Financial Officer of various companies.

Compensation Committee

Current Members:	Responsibilities:
George T. Shaheen (Chair)
Pursuant to its charter, our Compensation Committee, among other things:
•reviews, approves and makes recommendations to our Board (as our Compensation Committee deems appropriate) regarding the compensation of our executive officers;
•administers and interprets our stock and equity incentive plans;
•reviews, approves and makes recommendations to our Board (as our Compensation Committee deems appropriate) with respect to equity and non-equity incentive compensation plans; and
•establishes and reviews general strategies relating to compensation and benefits of our employees.

Saturnino Fanlo
William I Jacobs

Mr. Feld served on the Compensation Committee until 2023.

Independence:
The composition of our Compensation Committee meets the requirements for independence under current NYSE and SEC rules and regulations.

Meetings:
4 meetings during 2023.

From time to time, in accordance with the provisions of its charter, our Compensation Committee reviews and makes recommendations to the Board regarding compensation for non-employee directors using a process similar to the one used for determining compensation for our executive officers, which is discussed in detail in “Executive Compensation — Compensation Discussion and Analysis” below. Our Compensation Committee periodically reviews the market practice for non-employee director compensation at companies in our peer group in consultation with its independent compensation consultant.
Under its charter, our Compensation Committee has the authority to retain outside counsel or other advisors. Our Compensation Committee oversees the engagement of its independent compensation consultant and any other consultants it engages in addition to or in replacement of its independent consultant. The independent compensation consultant selected by our Compensation Committee works directly with our Compensation Committee (and not on behalf of management) to assist our Compensation Committee in satisfying its responsibilities and will not undertake projects for management without our Compensation Committee’s approval. Our Compensation Committee selected Mercer, LLC (“Mercer”) as its independent compensation consultant to provide advice and ongoing recommendations on executive compensation matters for 2023 as described in more detail under “Compensation Discussion and Analysis - Role of Consultant”. During 2023, Mercer also provided non-executive compensation services to the company and served as an investment advisor to our 401(k) plan. The decision to engage Mercer for these non-executive compensation services was made by management; however, all such services were ultimately approved by the Compensation Committee. No individual consultant or personnel who provided executive compensation services received any additional compensation as a result of Mercer providing these other services. In the process of selecting Mercer as its compensation consultant, our Compensation Committee considered Mercer’s independence by taking into account the factors prescribed by the NYSE listing rules. Based on this evaluation, the Committee determined that no conflict of interest existed with respect to Mercer.

Nominating and Corporate Governance Committee

Current Members:	Responsibilities:
William I Jacobs (Chair)
Pursuant to its charter, our Nominating and Corporate Governance Committee, among other things:
•identifies, evaluates and recommends nominees and considers and evaluates stockholder nominees for election to our Board and its committees;
•oversees the evaluation of the performance of our Board and its committees and of individual directors;
•considers and makes recommendations to our Board regarding the composition of our Board and its committees;
•reviews our legal compliance policies;
•reviews and evaluates the company’s programs, policies and practices relating to ESG issues and related disclosures and recommend to the Board the company’s overall strategy with respect to ESG matters; and
•makes recommendations to our Board concerning our corporate governance guidelines and other corporate governance matters.

Michelleta Razon
Ellen Richey

Messrs. Date and Osher served on the Nominating and Corporate Governance Committee until 2023.

Ms. Razon joined the Nominating and Corporate Governance Committee in 2023.

Independence:
The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under current NYSE and SEC rules and regulations.

Meetings:
6 meetings during 2023.

Risk Committee

Current Members:	Responsibilities:
Ellen Richey (Chair)
Pursuant to its charter, our Risk Committee, among other things:
•approves and periodically reviews the risk management framework for our company;
•oversees and receives reports on the operation of our enterprise-wide risk management framework and Corporate Risk function;
•reviews and discusses key risk types facing our company, including financial crimes risk (including Bank Secrecy Act/anti-money laundering risk), information security risk (including cyber defense management), model risk, operational risk, credit risk, regulatory compliance risk, reputation risk, strategic risk, technology risk, significant cross-functional risk areas, and other current matters that may present material risk to our company, and reviews and discusses management’s assessment of the company’s aggregate enterprise-wide risk profile, as well as the alignment of the risk profile with the company’s strategic plan, goals, objectives, and risk appetite;
•annually reviews and recommends to our Board the articulation and establishment of our company’s risk appetite; and
•reviews and receives regular reports from the Chief Risk Officer and other members of management regarding management’s assessment of the effectiveness of our enterprise-wide risk program.

J. Chris Brewster
Robert Millard
Michelleta Razon

Messrs. Date and Feld served on the Risk Committee until 2023. Ms. Razon joined the Risk Committee in 2023 and Mr. Millard joined the Risk Committee in 2024.

Independence:
The composition of our Risk Committee meets the requirements for independence under current NYSE and SEC rules and regulations.
Meetings:
8 meetings during 2023.

Communication with Directors
Stockholders and interested parties who wish to communicate with our Board, non-employee members of our Board as a group, a committee of the Board or a specific member of our Board (including our Lead Independent Director, if any) may do so by letters addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of the Board consistent with a screening policy providing that unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to our Board.
The address for these communications is: Corporate Secretary, Green Dot Corporation, 4675 Cornell Road, Suite 280, Cincinnati, Ohio 45241.
Proxy Access
Our Bylaws permit a stockholder, or a group of up to 20 stockholders, owning continuously for at least three years a number of shares of our Class A common stock that constitutes at least 3% of our outstanding shares of Class A common stock, to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. The Bylaws specifically allow funds under common management to be treated as a single stockholder, and permit share lending with a five-day recall. The Bylaws do not contain any post-meeting holding requirements, do not have any limits on resubmission of failed nominees, and do not contain restrictions on third-party compensation.
Stockholder Engagement
Our Board values the input of our stockholders, and we are committed to engaging with our stockholders when appropriate. In the chart below, we detail the features of our stockholder engagement program.

Before the Annual Meeting	Annual Stockholder Meeting
•Discuss stockholder proposals (if any).	•Conduct engagements with stockholders (as necessary).
•Publish our Annual Report and Proxy Statement.	•Receive voting results for Board and stockholder proposals.

After the Annual Meeting	Off-Season Engagement
•Discuss voting results from the Annual Meeting.	•If appropriate or requested, one-on-one meetings with stockholders.
•Review recent regulatory developments, and the company’s own corporate governance documents, policies, and procedures.	•Attend and participate in investor and corporate governance-related events.
•Evaluate and respond to stockholder feedback.

Code of Business Conduct and Ethics
We have adopted codes of business conduct and ethics that, on a combined basis, apply to all of our board members, officers and employees (the “Code”). Our Audit Committee is responsible for annually reviewing and reporting to the Board on the adequacy of the Code and discussing with the Nominating and Corporate Governance Committee updating the Code and relevant policies. The Audit Committee considers waivers of the Code (other than transactions that are subject to review by the Board as a whole or any other committee of the Board), including waivers requested for executive officers and directors (other than where the potential waiver involves a member of the Audit Committee, in which event, such waiver shall be subject to the review of the Board), and has authority to grant any such waivers.
Our Code of Business Conduct and Ethics and our Director Code of Business Conduct and Ethics are posted on the Investor Relations section of our website located at http://ir.greendot.com, by clicking on “Governance” and then selecting “Code of Business Conduct and Ethics” or “Director Code of Business Conduct and Ethics,” respectively. Any amendments or waivers of our Code of Business Conduct and Ethics and our Director Code of Business Conduct and Ethics pertaining to a member of our Board or one of our executive officers will be disclosed on our website at the above-referenced address.
Information Security and Privacy Risk Oversight
The Green Dot Information Security Program applies to all our business operations and activities as well as those of our subsidiaries and seeks to:
•Ensure the security, confidentiality, and integrity of Green Dot’s information assets, including customer information, and to ensure the proper disposal of customer and consumer information;
•Protect all electronic information systems maintained by Green Dot and/or connected to Green Dot’s network against any anticipated threats or hazards to the security or integrity of the systems;
•Promote and achieve a strong culture of safeguarding customer information throughout Green Dot by implementing a training program for employees and senior management so they have a working knowledge of the Green Dot policies associated with their responsibilities; and
•Ensure adequate senior management and Board oversight of Green Dot’s Information Security Program.
Governance, Roles and Responsibilities
Our Chief Information Security Officer (“CISO”) is responsible for maintaining and implementing the Information Security Program. The CISO and his staff are also tasked with establishing and maintaining adequate IT standards, system architecture standards, and internal controls. The Risk Committee oversees our Information Security Program and reviews and approves the program no less than annually. The Risk Committee works with our CISO to help validate that our technology direction is consistent with business objectives and that IT resources are used in an effective, efficient and risk appropriate manner. As discussed above, our Risk Committee is comprised entirely of independent directors, and Mr. Brewster, Ms. Razon, Ms. Richey and Mr. Millard have significant work experience related to information security issues and oversight.
The CISO reports to the Risk Committee quarterly on the overall status of the Information Security Program and Green Dot’s compliance with the program. At least annually, the CISO reviews the Information Security Program and any related policies and procedures and recommends any necessary changes. This review includes consideration of applicable law, feedback on the effectiveness of the program, and any supervisory or Internal Audit input. Any substantive changes to the program are recommended by the CISO to the Risk Committee and the Risk Committee reviews and approves the Information Security Program.
The Risk Committee regularly briefs the full Board on these matters, and the Board receives regular updates on all significant matters discussed, reviewed, considered and approved by the committee since the last regularly scheduled Board meeting.
Risk Identification and Assessment
Our information security department routinely identifies foreseeable internal and external threats that could result in unauthorized disclosure, misuse, alteration, or destruction of customer information or customer information systems. The CISO establishes specific procedures to assess the likelihood and potential damage of these threats, taking into consideration the sensitivity of customer, employee and business information and the adequacy of policies, procedures, information systems and other arrangements to control risk. Risk identification and assessment procedures address risks inherent in Green Dot’s operations, including the operations of Green Dot’s service providers, as well as risks arising from proposed changes to Green Dot’s operations.
Our information security department performs a risk assessment no less than annually, evaluating all information systems and identifying and assessing the risks to Green Dot’s assets and the impact these risks pose to Green Dot. Our information security department identifies information and the information systems to be protected including electronic and physical systems used to access, store, and transmit information. The risk assessment may be updated upon the acquisition of a new information system or the identification of a previously unidentified security risk. Based on the risk assessment(s) results, the program is evaluated to ensure it addresses the identified risks commensurate with information sensitivity as well as the complexity and scope of Green Dot’s activities. Risk assessments are presented to the Risk Committee for review.
Information Security Risk Insurance
Green Dot maintains information security risk insurance coverage to help defray the costs of an information security breach. This policy is currently active and is reviewed at least annually to ensure the amount of coverage we carry meets or exceeds our peer group. In the last three years, we have not experienced any incidences of information security breach, nor have we incurred any expenses, penalties or settlements as a result.
Service Provider Arrangements
Our Vendor Management Program is designed to ensure that sourcing decisions are made after evaluating the risks and performing robust due diligence. Our vendor management department works with internal business owners and third-party service providers to identify the access that a service provider may have to our systems and data and then collects the necessary documentation to obtain reasonable assurance of appropriate service provider controls. This documentation is provided to our information security department prior to engagement with the service provider, and their approval is required prior to vendor onboarding and, using a risk-based approach, annually thereafter.
Training
The CISO, the Chief Compliance Officer and the Director of Human Resources develop annual training related to information security and the effective use of Green Dot’s information systems. New employees and contractors are required to attend information security training as part of their orientation, acknowledging in writing that they have read and understand our Information Security Policy. All employees are required annually to take information security training and annually acknowledge that they have read and understand the Information Security Policy. Training awareness topics include authentication procedures, email security precautions, phishing awareness and regulatory and policy compliance. Training completion is tracked and reported on by the Compliance department.
The information security department is staffed with a qualified, technical team of engineers. Priority is given to scheduling training for the team throughout the year. All members of the security response team and those with security breach responsibilities are trained to ensure they are aware and capable of their responsibilities.

PCI Compliance
Green Dot is a Level 1 Service Provider. The designation “Level 1 Service Provider” is reserved for large volume organizations like Green Dot that must pass annual independent on-site security audits that apply to the entire company. Such audits are performed by qualified security assessors that have been qualified by the PCI Security Standards Council and are intended to validate compliance and promote adherence to the PCI information security standards. The company is additionally externally audited to ensure SOC 2 compliance. These audits are conducted annually against multiple trust service principles.
Environmental, Social and Governance Matters
ESG Oversight
We are committed to making modern banking and money movement accessible for all, and we believe that managing our business in a sustainable manner is an important part of this goal. At the board level, our Nominating and Corporate Governance Committee oversees our ESG programs, policies and practices. The Nominating and Corporate Governance Committee’s duties in this regard include reviewing and evaluating the company’s programs, policies and practices relating to ESG issues and related disclosures and recommending to the Board the company’s overall strategy with respect to ESG matters. In 2023, we continued to advance our ESG strategy by establishing a management-level ESG Steering Committee (the "ESG Steering Committee"). The purpose of the ESG Steering Committee is to assist the Nominating and Corporate Governance Committee in fulfilling its oversight responsibilities with respect to ESG matters, including by reviewing and approving programs, policies and practices relating to ESG issues and overseeing and monitoring the implementation of our ESG program.
Additionally, in 2023 we conducted an ESG Priority Assessment to guide our overall ESG strategy. The ESG Priority Assessment was designed to identify the ESG topics with the greatest impact on our business strategy, operations and value creation. Together with an external ESG specialist, we conducted desktop research and external benchmarking to identify ESG topics that are relevant to our company, industry and key stakeholders, and the findings of this assessment informed our internal ESG strategy. We intend to continue to examine the ESG topics that are most relevant for our business and stakeholders as we further develop and advance our ESG strategy. We are committed to report on ESG in 2024. We believe this approach to ESG management helps to enable us to create value for both our stockholders and our other stakeholders, including our customers, partners, employees and communities. We published our inaugural ESG Report in June 2023, which highlighted our ESG efforts and intend to publish another ESG Report in 2024.
Human Capital Management
We are focused on talent retention and development, employee experience, diversity, equity, inclusion and belonging ("DEIB"), total rewards, employee health and safety, and organizational culture and ethics. Our focus on employee engagement occurs in three foundational areas: (i) recruiting and retaining a diverse and talented workforce, (ii) enhancing employee experience, and (iii) management that reiterates purpose and commitment for continuous growth and development.
Talent Retention and Development
We strive to maintain a workforce that is representative of the industry we serve, comprised of highly technical individuals, who enjoy pushing the boundaries of what is possible and are individually innovative. We work to retain employees in a number of ways, including having strong leadership and optimizing leaders and managers through effective training and development programs, providing employees the opportunity to learn new skills and to advance their careers, investing in technology, maintaining customer relationships, and providing competitive and equitable total rewards. For fiscal year 2023, our voluntary turnover rate was less than 11%, which we believe demonstrates the strength of our culture and professional development programs.
We offer industry specific training regarding regulatory standards and compliance, as well as self-directed learning through LinkedIn's learning platform and Reverb's training platform. In 2023, we delivered manager specific training designed to increase managerial capability in the areas of communication, engagement, coaching, inclusion and diversity, hiring and onboarding, business skills, and ensuring an ethical and supportive work environment free from bias and harassment. As employees advance in their careers, our training framework seeks to build new capabilities with foundational leadership skills. Our leaders are further empowered to design bespoke learning experiences catered to their specific needs.
Employee Experience
We strive to continue enhancing employee engagement and use employee feedback to drive and improve processes that support our customers and ensure a deep understanding of our culture and vision among our employees. We embrace an open-door policy where collaboration across all levels of team members and across multiple departments is encouraged. We have historically used annual employee engagement surveys to track and enhance employee sentiment and satisfaction, and in 2023 we added monthly climate surveys to better understand employee well-being and leadership opportunities. We continuously seek to identify opportunities to instill our mission, vision, values, and business objectives throughout the organization, and build a performance-driven culture in a continually evolving remote and virtual environment. We use these surveys to solicit feedback from employees at all levels of our organization about members of our senior leadership team up to and including our Chief Executive Officer. The three highest rated categories were manager respect and trust for their teams, meaningful work, and organizational equality. We also believe that ongoing employee performance feedback encourages greater engagement in our business and improved individual performance.
Diversity, Equity, Inclusion, and Belonging
We believe that a diverse, equitable and inclusive working environment with high belonging helps drive our mission and provides our workforce with the best opportunities for success. We are committed to improving representation and inclusion for employees at all levels of the organization. We conducted a DEIB analysis of our workforce in 2022 and since then have been actively working to further enhance recruitment strategies and career development strategies in support of our initiatives. We made additional improvements in closing the gender gap in 2023, ending the year with a workforce comprised of 55% male and 45% female employees. We increased our Employee Resources Group memberships by 24%, and the number of groups increased approximately 29%. We also delivered 10 enterprise-wide events to create new levels of knowledge, empathy and community connection for our people. We focused on furthering diversity through hiring, career development, succession planning and leadership education. We also introduced an educational platform for all employees to access that includes a variety of educational topics related to DEIB. In 2024, we intend to continue to pursue enterprise efforts in DEIB, employee lifecycle design, talent development and culture transformation.
Total Rewards
To ensure our pay and benefits programs are consistent with our total rewards philosophy, we maintain best practices aimed at delivering fair and equitable compensation for employees based on their contribution and performance. We benchmark against market practices, and regularly review our compensation against the market to ensure it remains competitive.
We offer a comprehensive and tailored set of benefits for employees and their families, providing protection from unexpected losses or medical expenses. Our benefits programs are tailored for the various geographies in which we operate, and include a variety of competitive health plans, in addition to dependent care flexible spending accounts, a 401(k) plan with a company match and auto-enrollment, employee stock purchase plan, and an employee assistance program.
Organizational Culture and Ethics
To promote the highest standards of honest and ethical business conduct and compliance with applicable laws, we have adopted codes of business conduct and ethics that apply to all of our board members, officers and employees.
In 2023, we continued our philanthropic giving program launched in 2022, "Green Dot Gives," an employee giving (donation and volunteerism) platform that provides resources and opportunities for employees to support charitable causes that are meaningful to them. As part of the initiative, we began offering employees one paid time off day per year to volunteer, we introduced corporate donation matching, and we created programs encouraging employee connection and collaboration through charitable activities.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our Board are selected by our Board based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, our certificate of incorporation and bylaws and our corporate governance guidelines. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Pursuant to the proxy access provisions of our Bylaws, an eligible stockholder or group of up to 20 stockholders may nominate one or more director candidates to be included in our proxy materials for our next annual meeting of stockholders. The nomination notice and other materials required by these provisions must be delivered or mailed to and received by our Corporate Secretary in writing at the following address: Corporate Secretary, Green Dot Corporation, 4675 Cornell Road, Suite 280, Cincinnati, Ohio 45241, with a copy to Green Dot Corporation, Attn: General Counsel at the same address. When submitting nominees for inclusion in our proxy materials pursuant to the proxy access provisions of our Bylaws, stockholders must follow the notice procedures and provide the information required by our Bylaws.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board, including the deadlines for submitting a nominee for inclusion in our proxy materials for our next annual meeting of stockholders pursuant to the proxy access provisions of our Bylaws, is set forth below under “Additional Information - Stockholder Proposals to be Presented at Next Annual Meeting.”
Director Qualifications
With the goal of developing an experienced and highly-qualified Board, the Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board the desired qualifications, expertise and characteristics of members of our Board, including the specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on the Board and any specific qualities or skills that the committee believes are necessary for one or more of the members of the Board to possess.
Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the Board from time to time, our Board has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our certificate of incorporation, bylaws, corporate governance guidelines and charters of the Board’s committees. In addition, neither the Board nor the Nominating and Corporate Governance Committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the Nominating and Corporate Governance Committee may take into consideration many factors, including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience and knowledge about our business or industry and willingness and ability to devote adequate time and effort to responsibilities of the Board in the context of its existing composition. Through the nomination process, the Nominating and Corporate Governance Committee seeks to promote Board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the Board’s overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, qualities and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board at this time.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board currently consists of 8 directors, all of whom are nominated and standing for election at the 2024 Annual Meeting.
At the recommendation of our Nominating and Corporate Governance Committee, our Board proposes that the nominees named below be elected as directors for a one-year term expiring at the next annual meeting of stockholders and until their successors are duly elected and qualified.
Michelleta Razon was recommended by the Nominating and Corporate Governance Committee after an extensive search was conducted by a third-party search firm, and numerous candidates were considered. Robert Millard was recommended by the Nominating and Corporate Governance Committee after serving as member of the board of directors of our subsidiary bank, Green Dot Bank, since 2017.
Information regarding the tenure, board profile and refreshment of our director nominees is set forth in the charts below.
Board Nominee Tenure

0 - 5 Years:	6 - 8 Years:	8+ Years:	Average tenure of all director nominees: 4.6 years
50%	38%	13%

Board Nominee Profile

Board Refreshment

Biographical information for each of the nominees is set forth below. We have highlighted in that section the specific experience, qualifications and skills that led the Board to conclude that each individual should continue to serve as a director of Green Dot.
Nominees to the Board of Directors
The nominees, and his or her age, occupation and length of board service as of April 1, 2024, are provided in the table below. Additional biographical descriptions of the nominees are set forth in the text below the table.

Name of Director/Nominee	Age	Principal Occupation	Director Since
J. Chris Brewster (1)(2)	74	Former Chief Financial Officer, Cardtronics, Inc.	April 2016
Saturnino Fanlo (1)(4)	63	Former Chief Financial Officer and Chief Operating Officer, Human Longevity, Inc.	May 2016
George Gresham	57	President and CEO, Green Dot Corporation	October 2021
William I Jacobs* (3)(4)	82	Board Member, Repay Holdings Corporation	April 2016
Robert Millard (1)(2)	56	Chief Financial Officer, CHG Healthcare	March 2024
Michelleta Razon (2)(3)	48	Head of Data Enablement, MetLife, Inc.	October 2023
Ellen Richey (2)(3)	75	Former Vice Chairman and Chief Risk Officer, Visa, Inc.	April 2020
George T. Shaheen (1)(4)	79	Managing Director, Andersen, LLP	September 2013
_____________
*    Chairperson of the Board
(1)Member of the Audit Committee
(2)Member of the Risk Committee
(3)Member of the Nominating and Corporate Governance Committee
(4)Member of the Compensation Committee
Director Biographies

J. Chris Brewster

Age:	Director Since:	Committees	Other Public Directorships
74	2016	Audit (Chair), Risk	None
J. Chris Brewster served as our interim President from January 2020 to the end of March 2020 and has served on our Board of Directors since April 2016. Prior to that, Mr. Brewster served as Chief Financial Officer of Cardtronics, Inc., a provider of automated consumer financial services through ATMs and other devices, from February 2004 until February 2016, when he transitioned to an executive advisor to that company and then served in that capacity until February 2017. Prior to joining Cardtronics, from September 2002 until February 2004, Mr. Brewster provided consulting services to various businesses. From October 2001 until September 2002, Mr. Brewster served as Executive Vice President and Chief Financial Officer of Imperial Sugar Company, a publicly traded refiner and marketer of sugar and related products. From March 2000 to September 2001, Mr. Brewster served as Chief Executive Officer and Chief Financial Officer of WorldOil.com, a privately held internet, trade magazine, book and catalog publishing business. From January 1997 to February 2000, Mr. Brewster served as a partner of Bellmeade Capital Partners, LLC, a merchant banking firm specializing in the consolidation of fragmented industries. From March 1992 to September 1996, Mr. Brewster served as Chief Financial Officer of Sanifill, Inc., a publicly traded environmental services company. From May 1984 to March 1992, Mr. Brewster served as Chief Financial Officer of National Convenience Stores, Inc., a publicly traded operator of 1,100 convenience stores. He has served as Chairman of the Audit Committee of the board of directors of R3, LLC since September 2017, a privately held financial technology company. He has also served as a director for the Houston Area Parkinson Society since January 2015. Mr. Brewster holds a B.S. degree in Industrial Management from the Massachusetts Institute of Technology and an M.B.A. degree from Harvard Business School. We believe Mr. Brewster should serve as a member of our Board of Directors based on his extensive management experience, the perspective he brings as a Chief Financial Officer of various companies, including most recently holding a long tenured CFO position at a company highly correlated with Green Dot’s customer base and business model, and his consumer financial services industry experience more broadly.

Saturnino "Nino" Fanlo

Age:	Director Since:	Committees	Other Public Directorships
63	2016	Audit, Compensation	None
Saturnino “Nino” Fanlo has served on our Board of Directors since May 2016. Mr. Fanlo previously served as the Chief Financial Officer and Chief Operating Officer of Human Longevity, Inc., a genomic-based, health intelligence company, from June 2017 to June 2018. Prior to joining Human Longevity, Mr. Fanlo served as President and Chief Financial Officer of Social Finance, Inc., a marketplace lender and financial services company, from June 2012 to May 2017. He also served as Chief Operating Officer of that company from December 2013 to August 2015 and as a member of its board of directors from June 2012 to September 2015. Previously, Mr. Fanlo served as Senior Advisor at Golden Gate Capital, a private equity firm, from April 2009 to February 2011; as Chief Executive Officer and a director of KKR Financial Holdings LLC, a subsidiary of KKR & Co. L.P. from 2004 to 2008; as a director of Capmark Financial Group Inc. from 2006 until 2009; as Executive Vice President and Treasurer of Wells Fargo & Company from July 2000 to June 2004; as a founder and, from August 2001 to June 2004, President of Sutter Advisors LLC, a registered investment advisor formed in 2001 and a wholly-owned subsidiary of Wells Fargo; and as Vice President at Goldman Sachs Group, Inc. from 1990 to 1995. Mr. Fanlo also served in investment banking and asset management roles at Credit Suisse Group AG, Metropolitan Life Insurance Company and Australian Capital Equity Pty Ltd. Mr. Fanlo holds a B.A. in Economics from Haverford College. We believe Mr. Fanlo should serve as a member of our Board of Directors based on his extensive experience in financial services and capital markets.

George Gresham

Age:	Director Since:	Committees	Other Public Directorships
57	2021	None	None
George Gresham has served as our President and Chief Executive Officer since October 2022 and has served on our Board of Directors since October 2021. Previously, Mr. Gresham served as our Chief Financial Officer and Chief Operating Officer from October 2021 to October 2022. Prior to joining Green Dot, since July 2013, Mr. Gresham served as owner and Chief Executive Officer of Granite Reef Advisers, Inc., an advisory firm focused on providing third-party assistance in acquisition target evaluation and execution, and as a director from May 2016 until May 2019. Mr. Gresham previously served on our Board of Directors from May 2016 to May 2019. Mr. Gresham also previously served on the board of directors of Dama Technologies, a financial technology company that he co-founded, from March 2017 to August 2023; EML Payments (EML.AX), an Australian payment solutions provider, from April 2020 to August 2021; and on the board of directors and as Chairman of the Audit Committee of BluePay, Inc., a provider of technology-enabled merchant processing services, from July 2013 to November 2017. He also served on the board of directors and as Chairman of the Audit Committee of SterlingBackcheck, Inc. from November 2014 to June 2015; as the Chief Financial Officer and Executive Vice President of NetSpend Holdings, Inc. from May 2010 through June 2013; as Chief Financial Officer and Executive Vice President of Global Cash Access, Inc. from February 2008 to May 2010; as Chief Financial Officer, Chief Administrative Officer and Executive Vice President of eFunds Corporation from May 2002 to October 2007; and in various roles at Deloitte LLP from 1991 to 2002. Mr. Gresham holds a B.S. in Accountancy from Northern Arizona University and an M.B.A. from the Thunderbird School of Global Management. We believe Mr. Gresham should serve as a member of our Board of Directors based on the perspective and experience that he brings to our Board of Directors as our Chief Executive Officer and from his extensive financial services experience and his prior experience on our Board of Directors.

William I Jacobs

Age:	Director Since:	Committees	Other Public Directorships
82	2016	Nominating and Corporate Governance (Chair), Compensation	Repay Holdings Corp.
William I Jacobs has served as our Chairperson of the Board since June 2016 and served as our interim Chief Executive Officer from January 2020 to the end of March 2020. Mr. Jacobs served as a member of the board of directors of Global Payments, Inc., a payment processing services company, from 2001 to April 2022, during which time he served as the Chairman of the board of directors from June 2014 until September 2019. He also served as Lead Independent Director of that company from 2003 to May 2014 and as one of its business advisors from August 2002 until September 2019. Prior to joining the board of directors of Global Payments, Mr. Jacobs served as Managing Director and Chief Financial Officer of The New Power Company from 2000 to 2002. From 1995 to 2000, Mr. Jacobs served in various senior roles at MasterCard International. Prior to MasterCard, Mr. Jacobs served as Executive Vice President, Chief Operating Officer of Financial Security Assurance, Inc., from 1984 to 1994. Mr. Jacobs previously served on the board of directors of Asset Acceptance Capital Corp., Investment Technology Group, Inc., and Alpharma, Inc. Mr. Jacobs has served on the board of directors of Repay Holdings Corporation, a publicly traded financial technology company, since July 2019. He holds a B.S. degree in Business Administration from American University and a J.D. from American University Washington College of Law. We believe Mr. Jacobs should serve as a member of our Board of Directors based on his extensive management experience in the financial services sector, including in finance and operations and his experience as a board member of other public companies, including committee service. In particular, we believe Mr. Jacobs’ experience as a long-serving member on the board of directors of Global Payments, including serving as Chairman during the period of time that company completed one of the largest acquisitions ever in the payments industry, will provide Green Dot with highly relevant and specific expertise in the payments and financial services industries.

Robert Millard

Age:	Director Since:	Committees	Other Public Directorships
56	2024	Risk, Audit	None
Robert Millard was appointed to the Board of Directors on March 25, 2024. Since October 2017, Mr. Millard has served as a member of the board of directors of our subsidiary bank, Green Dot Bank, where he also served on the bank’s Risk Committee and Audit Committee. Mr. Millard is currently the Chief Financial Officer at CHG Healthcare ("CHG"), the largest temporary physician staffing services firm in the U.S., where he has served since March 2018, leading its finance and risk management functions. Prior to CHG, Millard served as Chief Financial Officer at Earnest Inc. ("Earnest"), a consumer lending financial technology company from September 2016 to March 2018. Prior to Earnest, Mr. Millard served in accounting policy and controller roles with GE Capital from 2002 through 2008 before becoming Chief Financial Officer for GE Capital Bank from 2008 through 2016. Mr. Millard also served in various roles with Andersen, LLP from 1990 to 2002. Mr. Millard holds a B.S. in Accountancy from Fairfield University. We believe Mr. Millard should serve as a member of our Board of Directors based on his extensive financial management experience as a Chief Financial Officer of various companies and expertise in the financial and banking industries.

Michelleta Razon

Age:	Director Since:	Committees	Other Public Directorships
48	2023	Risk, Nominating and Corporate Governance	None
Michelleta Razon was appointed to the Board of Directors on October 6, 2023. Since February 2024, Ms. Razon has served as the Head of Data Enablement at MetLife, Inc., an insurance company. Prior to that, Ms. Razon served as Vice President and General Manager at Google from October 2021 to September 2023, where she led the global product, engineering, strategy and systems operations for the Google Cloud commerce and financial platforms. Prior to Google, Ms. Razon served as Executive Vice President and Senior Vice President at Mastercard from 2018 to 2021, leading the global product engineering and operations organizations for commercial card & business-to-business solutions businesses, where she built products, platforms and solutions to power payments and drive financial inclusion. From 2006 to 2018, Ms. Razon served in several technology leadership roles at Teradata, including Vice President of Analytic Applications. Ms. Razon serves on the Executive Committee of America on Tech, a national nonprofit that supports technology education and training. Ms. Razon holds a B.S. in Mathematical Sciences and Computer Science from the University of North Carolina at Chapel Hill and an M.S. in Computer Science from Capitol College. We believe Ms. Razon should serve as a member of our Board of Directors based on her extensive experience and expertise in the payments and financial services industries.

Ellen Richey

Age:	Director Since:	Committees	Other Public Directorships
75	2020	Risk (Chair), Nominating and Corporate Governance	Cantaloupe, Inc.
Ellen Richey has served on our Board of Directors since April 2020. Ms. Richey previously served as the Vice Chairman of Risk and Public Policy at Visa Inc., a global payment technology provider, from October 2014 to May 2019 and as its Chief Risk Officer from February 2017 to July 2019. Ms. Richey also concurrently served as Visa's Chief Legal Officer and Chief Enterprise Risk Officer in 2014 and as Visa's Chief Enterprise Risk Officer from October 2007 to December 2013. Ms. Richey also served as a member of Visa’s executive committee throughout her tenure with Visa. In those positions, she was responsible for Visa’s risk, audit, compliance, payment system security and public policy teams and was also responsible for Visa's legal function in 2014. Prior to joining Visa, she worked at Washington Mutual Inc. as senior vice president of enterprise risk management and executive vice president of card services from October 2005 to June 2006. Prior to that, Ms. Richey served as the Vice Chairman of Providian Financial Corporation, where she had responsibility for the enterprise risk management, legal, corporate governance, corporate relations, compliance and audit functions from October 1999 to December 2005. Ms. Richey has also served on the board of directors of Cantaloupe, Inc. (formerly USA Technologies, Inc.) since May 2020. Since 2007, she has served as a member on the board of directors of Girl Scouts of Northern California. Ms. Richey previously served as executive vice president and as a member of the board of directors of Green Visor

Financial Technology Acquisition Corporation l from May 2021 to May 2023. Ms. Richey holds a B.A. in Linguistics and Far Eastern Languages from Harvard University and a J.D. from Stanford Law School, and she served as a law clerk for Associate Justice Lewis F. Powell, Jr. of the United States Supreme Court from 1979 to 1980. We believe Ms. Richey should serve as a member of our Board of Directors based on her extensive enterprise risk management and public policy experience, and expertise in the payments and financial services industries.

George T. Shaheen

Age:	Director Since:	Committees	Other Public Directorships
79	2013	Audit, Compensation (Chair)	Marcus & Millichap, Inc., NetApp, Inc
George T. Shaheen has served on our Board of Directors since September 2013, and as our Lead Independent Director from January 2020 to April 2020. Mr. Shaheen has served as a Managing Director of Andersen, LLP, an international tax and legal firm since July 2022. Prior to that, Mr. Shaheen was the Chief Executive Officer and Chairman of the board of directors of Entity Labs, a privately held technology company in the data collection, storage and analytics industry from December 2006 until July 2009. Mr. Shaheen was the Chief Executive Officer of Siebel Systems, Inc., a CRM software company, from April 2005 until the sale of the company in January 2006. From October 1999 to April 2001, he served as the Chief Executive Officer and Chairman of the Board of Webvan Group, Inc., an online grocery and delivery service. Previously, he was the Chief Executive Officer and Global Managing Partner of Andersen Consulting, which later became Accenture, from 1988 to 1999. Mr. Shaheen has served on the board of directors of Marcus & Millichap, Inc., a commercial real estate brokerage company, since October 2013, [24]7.ai, a privately held venture backed customer service technology company, since December 2003 and NetApp, Inc., an enterprise technology company that provides data storage systems, since June 2004. Mr. Shaheen previously served on the board of directors of Korn/Ferry International, an international executive search and consulting firm, from April 2020 until September 2022. Mr. Shaheen received a B.S. degree in Business and M.B.A. degree from Bradley University. We believe Mr. Shaheen should serve as a member of our Board of Directors based on his extensive management experience, the perspective he brings as a Chief Executive Officer of various companies and his experience as a board member of other public companies.
There are no familial relationships among our directors and officers.
Director Compensation
Director Compensation Highlights
•Fees for committee service and service on the Board and committees of subsidiary bank to differentiate individual pay based on workload
•Emphasis on equity in the overall compensation mix
•Full-value equity grants under a fixed-value annual grant policy with time-based vesting
•No performance-based equity awards
•A robust stock ownership guideline set at four times the annual cash retainer to support stockholder alignment
•Stockholder approved governance limit of $750,000 on the total value of equity compensation (taken together with any cash fees paid during a calendar year for services as a director) that may be granted to a non-employee director each calendar year
•Policies prohibiting hedging and pledging by our directors
Annual and Meeting Fees. During 2023, our non-employee directors were entitled to receive the following annualized cash compensation. We pay the annual retainer fee and any additional annual fees to each director in equal quarterly installments.
•$70,000 annual cash retainer
•$30,000 annual fee for chairing our Audit Committee and $12,500 for serving as a non-chair member of our Audit Committee
•$25,000 annual fee for chairing our Compensation Committee and $10,000 for serving as a non-chair member of our Compensation Committee

•$25,000 annual fee for chairing our Risk Committee and $10,000 for serving as a non-chair member of our Risk Committee
•$20,000 annual fee for chairing our Nominating and Corporate Governance Committee and $7,000 for serving as a non-chair member of our Nominating and Corporate Governance Committee
•$70,000 annual fee for the Chairperson of the Board
•$70,000 annual fee for Lead Independent Director (when applicable)
During 2023, we also compensated any non-employee director who served on the Board of Directors, Audit Committee, Risk Committee and as Chairperson of our subsidiary bank. The annual retainer fee for board service was $70,000, the additional annual retainer fee for Audit Committee service was $30,000 for the chair of the Audit Committee and $12,500 for each of the Audit Committee's other members, the additional annual retainer fee for Risk Committee service was $25,000 for the chair of the Risk Committee and $10,000 for each of the Risk Committee's other members, and the annual retainer fee for Chairperson service was $35,000.
Annual Equity Awards. Each non-employee director is entitled to an annual grant of restricted stock units (“RSUs”) with a grant date fair value of $125,000. In addition, each non-employee member of the Board who also serves on the board of directors of our subsidiary bank is entitled to an additional grant of RSUs having a fair market value on the grant date equal to $125,000. Such amounts reflect the fact that board service generally, and service on the board of directors of the subsidiary bank in particular, takes up an increasing amount of time each year and are within the stockholder approved limits for director compensation under the 2010 Equity Incentive Plan. In addition, non-employee directors, who are appointed and commence service prior to an annual meeting of stockholders, may receive pro-rated RSU grants.
Generally, all such awards are granted at each annual meeting of stockholders and will vest upon the earlier of one year or the annual meeting of stockholders following the grant date. Non-employee directors, who are appointed and commence service prior to an annual meeting of stockholders, may receive fully or partially vested awards depending on when the awards are granted and when their service commences. In the event of a merger or consolidation in which Green Dot is not the surviving corporation or another similar change in control transaction involving Green Dot, all unvested RSU awards made to non-employee directors under the policy described above will accelerate and vest in full. All awards to non-employee directors, including those described above and any awards to a non-employee director who first becomes a member of our Board, will be made on a discretionary basis under the 2010 Equity Incentive Plan, based on the recommendation of our Compensation Committee.
Non-employee directors are also eligible for and may elect to receive medical, dental and vision benefits. These benefits are available to our employees, officers and directors generally and in operation provide for the same method of allocation of benefits between director, management and non-management participants.
Non-employee directors receive no other form of remuneration, perquisites or benefits but are reimbursed for their expenses in attending meetings, including travel, meal and other expenses incurred to attend meetings solely among the non-employee directors.
Director Stock Ownership Guidelines. Our Board has instituted the following stock ownership guidelines for its non-employee directors to better align our directors’ interests with those of our stockholders. Director guidelines are determined as a multiple of the annual cash retainer for board membership (excluding any fees received for board leadership and committee chairmanship). The director guidelines are established as four times a director’s annual cash retainer. Shares that count toward meeting the stock ownership guidelines include shares owned outright, full value awards (e.g., RSUs) and shares owned directly by the director’s spouse, dependent children and/or trust. Directors have five years from appointment of the board to acquire and hold the pre-determined level of shares. As of April 1, 2024, all our non-employee directors have either satisfied their ownership requirement or have additional time to satisfy such requirement.
No Hedging or Pledging. Under the company’s Insider Trading Policy, no director may acquire, sell or trade in any interest or position relating to the future price of the company’s securities, such as a put option, a call option or a short sale. In addition, directors are prohibited from holding company securities in a margin account or pledging company securities as collateral for a loan.
Director Compensation Table. The following table provides information for the year ended December 31, 2023 regarding all compensation awarded to or earned by each person who served as a non-employee director for some portion or all of 2023.

Director Compensation - 2023
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(4)	All Other Compensation ($)	Total ($)
J. Chris Brewster	220,000	249,998	—	—	469,998
Rajeev V. Date*	170,000	249,998	—	—	419,998
Saturnino Fanlo	175,000	249,998	—	—	424,998
Peter Feld*	90,000	124,990	—	—	214,990
William I Jacobs	272,000	249,998	—	—	521,998
Jeffrey B. Osher*	89,500	124,990	—	—	214,490
Michelleta Razon(5)	18,925	—	—	—	18,925
Ellen Richey	178,868	249,998	—	—	428,866
George T. Shaheen	190,000	249,998	—	—	439,998
_____________
*    Former director serving part of 2023.
(1)The table above does not include Mr. Millard who was appointed to the Board in March 2024.
(2)Represents (i) an annual retainer fee plus any additional annual fees for service on our committees or as our Chairperson of the Board and (ii) in the case of Mr. Brewster, Mr. Date, Mr. Fanlo, Mr. Jacobs, Ms. Richey and Mr. Shaheen, fees for their service as directors or committee members of our subsidiary bank, as set forth in the table below.

Name	Green Dot Board Fees ($)	Bank Board Fees ($)	Total ($)
J. Chris Brewster	110,000	110,000	220,000
Rajeev V. Date	100,000	70,000	170,000
Saturnino Fanlo	92,500	82,500	175,000
Peter Feld	90,000	—	90,000
William I Jacobs	157,000	115,000	272,000
Jeffrey B. Osher	89,500	—	89,500
Michelleta Razon	18,925	—	18,925
Ellen Richey	102,000	76,868	178,868
George T. Shaheen	107,500	82,500	190,000
(3)Amounts shown in this column reflect the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718, Compensation - Stock Compensation for awards of RSUs granted during 2023, which include (i) each non-employee director’s annual RSU grant for their service on the Board following the 2023 Annual Meeting of Stockholders and (ii) in the case of each of Mr. Brewster, Mr. Date, Mr. Fanlo, Mr. Jacobs, Ms. Richey and Mr. Shaheen, the non-employee director’s annual RSU grant for their service as a director of our subsidiary bank following the 2023 Annual Meeting of Stockholders.

Name	Green Dot Board 2023 Annual Grant ($)	Bank Board 2023 Annual Grant ($)	Other RSU Award ($)	Total ($)
J. Chris Brewster	124,999	124,999	—	249,998
Rajeev V. Date	124,999	124,999	—	249,998
Saturnino Fanlo	124,999	124,999	—	249,998
Peter Feld	124,990	—	—	124,990
William I Jacobs	124,999	124,999	—	249,998
Jeffrey B. Osher	124,990	—	—	124,990
Michelleta Razon	—	—	—	—
Ellen Richey	124,999	124,999	—	249,998
George T. Shaheen	124,999	124,999	—	249,998
(4)Our non-employee directors who served in 2023 held the following number of unexercised stock options and unvested RSUs as of December 31, 2023.

Name	Stock Options Outstanding (a)	Unvested Restricted Stock Units (b)
J. Chris Brewster	—	14,253
Rajeev V. Date	—	—
Saturnino Fanlo	—	14,253
Peter Feld	—	—
William I Jacobs	—	14,253
Jeffrey B. Osher	—	—
Michelleta Razon	—	—
Ellen Richey	—	14,253
George T. Shaheen	8,952	14,253
(a) These stock options are fully vested.
(b) These RSUs will vest upon the earlier of one year or the annual meeting of stockholders following the grant date.
(5)Ms. Razon was appointed to the Board, effective October 6, 2023.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED HEREIN.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Ernst & Young LLP as Green Dot’s principal independent registered public accounting firm to perform the audit of Green Dot’s consolidated financial statements for the fiscal year ending December 31, 2024. As a matter of good corporate governance, our Audit Committee has decided to submit its selection of principal independent registered public accounting firm to stockholders for ratification. In the event that this appointment of Ernst & Young LLP is not ratified by our stockholders, the Audit Committee will review its future selection of Ernst & Young LLP as Green Dot’s independent registered public accounting firm.
Our Audit Committee first approved Ernst & Young LLP as our independent auditors in 2005, and Ernst & Young LLP audited Green Dot’s financial statements for the fiscal year ended December 31, 2023. Representatives of Ernst & Young LLP are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
We regularly review the services provided by and fees of the independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. In accordance with standard policy, Ernst & Young LLP periodically rotates the individuals who are responsible for Green Dot’s audit.
In addition to performing the audit of Green Dot’s consolidated financial statements, Ernst & Young LLP provided various other services during the years ended December 31, 2023 and 2022. Our Audit Committee has determined that Ernst & Young LLP’s provision of these services, which are described below, does not impair Ernst & Young LLP’s independence from Green Dot. The aggregate fees billed for the years ended December 31, 2023 and 2022 for each of the following categories of services are as follows:

Fees Billed to Green Dot	2023	2022
Audit fees(1)	$2,166,715	$1,980,400
Audit related fees(2)	—	—
Tax fees(3)	286,331	220,361
All other fees(4)	60,200	4,980
Total fees	$2,513,246	$2,205,741
(1)“Audit fees” represents fees for professional services rendered for the audit of our annual consolidated financial statements and internal control over financial reporting, the review of our quarterly consolidated financial statements and audit services provided in connection with other statutory and regulatory filings.
(2)“Audit related fees” represents fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, consents related to SEC registration statements, and other accounting and financial reporting consultation or research work necessary to comply with financial accounting and reporting standards.
(3)“Tax fees” represents fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; and assistance with tax audits.
(4)“All Other Fees” are fees charged by Ernst & Young LLP for services not described above. The fees billed by Ernst & Young LLP in this category were for company policy review and annual subscriptions and software licenses, including EY Atlas, a proprietary online resource for accounting research online, online training materials and industry publications.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee’s policy is to pre-approve all services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our Audit Committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, stockholders are entitled to cast an advisory vote to approve the compensation of our NEOs, as disclosed in this proxy statement. Accordingly, you are being asked to vote on the following resolution:
“RESOLVED, that the compensation paid to Green Dot Corporation’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth on pages 47 to 72 of this proxy statement, is hereby approved.”
As described more fully in the Compensation Discussion and Analysis section of this proxy statement, we believe our NEOs are compensated in a manner consistent with our performance-based pay philosophy and corporate governance best practices.
While the results of this advisory vote are not binding, our compensation committee will consider the outcome of the vote in deciding whether to take any action because of the vote and when making future compensation decisions for NEOs. Our current policy is to hold such an advisory vote each year, and we expect to hold another advisory vote with respect to executive compensation at the 2025 annual meeting of stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3.

PROPOSAL NO. 4
APPROVAL OF THE AMENDMENT OF THE 2010 EQUITY INCENTIVE PLAN
We are asking you and the other stockholders to approve the amendment of our 2010 Equity Incentive Plan (the “2010 Plan,” and as amended, the “Amended 2010 Plan”), in order to increase the number of shares of our Class A common stock authorized for issuance pursuant to the 2010 Plan by 2,500,000 shares. We consider the 2010 Plan to be a vital element of our employee compensation program and believe that the continued ability to grant stock awards at competitive levels is in the best interest of Green Dot and its stockholders. Accordingly, you are being requested to approve the Amended 2010 Plan.
Reasons to Approve the Amended 2010 Plan
Approval of the Amended 2010 Plan will increase the number of shares of our Class A common stock authorized for issuance pursuant to the 2010 Plan by 2,500,000 shares (the “Share Increase”). As of April 1, 2024, a total of 518,251 shares of our Class A common stock remained available for future grants under the 2010 Plan. We believe that the current share reserve amount is insufficient to meet our future needs with respect to attracting, motivating and retaining key executives and employees in a competitive market for talent. We believe that, if stockholders approve the Amended 2010 Plan, the additional shares reserved under the Amended 2010 Plan will be sufficient to enable us to grant stock awards under the 2010 Plan for approximately the next year, based on historical grant and forfeiture levels, the recent market prices of our Class A common stock, and the anticipated use of stock awards as an incentive and retention tool.
Except as otherwise noted, the table below shows the stock awards that were outstanding under the 2010 Plan as of April 1, 2024. As of April 1, 2024, the closing price of our Class A common stock as reported on the NYSE was $9.11 per share.

Shares underlying outstanding stock options (1)	1,008,952
Shares underlying outstanding time-based full value awards (2)	3,382,007
Shares underlying outstanding performance-based full value awards (3)	3,232,068
Shares available for issuance pursuant to future grant (4)	518,251
(1) As of April 1, 2024, outstanding stock options had a weighted average exercise price of $23.78 per share and a weighted average remaining term of 0.54 years. Included in this amount are 1,000,000 performance-based stock options that were granted to our former Chief Executive Officer outside of our 2010 Plan pursuant to inducement awards. These options have an exercise price of $23.83 and expire in October 2024.
(2) Consists of restricted stock units (“RSUs”).
(3) Consists of performance units (“PRSUs”). The number of shares underlying PRSUs assumes maximum performance for awards that remain subject to completion of performance metrics.
(4) The number of shares available for issuance assumes maximum performance for PRSUs that remain subject to completion of performance metrics. In addition, there are no further inducement awards reserved for issuance outside of the 2010 Plan.
The table below shows net annual dilution and other metrics relating to equity awards under the 2010 Plan for the last three fiscal years. For this purpose, performance awards (all of which consisted of PRSUs) are reflected at target.

Metric	2023	2022	2021	Average
Annual Dilution (1)	2.9%	0%	2.3%	1.7%
Annual Burn Rate (2)	4.4%	2.0%	3.5%	3.3%
Year-End Overhang (3)	13.3%	11.9%	12.4%	12.5%
____________

(1) Calculated by dividing (a) the number of shares underlying awards granted to all recipients during the year, minus award cancellations and forfeitures during the year, by (b) the number of shares outstanding at year-end.
(2) Calculated by dividing (a) the number of shares underlying awards granted during the year to all recipients by (b) the number of shares outstanding at year-end.
(3) Calculated by dividing the sum of (a) the number of shares underlying outstanding awards and (b) shares available for future awards, by (c) the number of shares outstanding, in each case at year-end.

The table below shows the number of performance awards (all of which consisted of PRSUs) granted at target, vested and forfeited within the last three fiscal years.

Number of Shares/Units
Non-vested at December 31, 2020	946,211
Granted	760,345
Vested	(375,858)
Forfeited	(65,401)
Adjustment for certified periods	111,172
Non-vested at December 31, 2021	1,376,469
Granted	88,458
Vested	(195,737)
Forfeited	(650,747)
Adjustment for certified periods	26,042
Non-vested at December 31, 2022	644,485
Granted	724,064
Vested	(150,352)
Forfeited	(244,820)
Adjustment for certified periods	14,814
Non-vested at December 31, 2023	988,191
The table below shows the number of time based awards (all of which consisted of RSUs) granted, vested and forfeited within the last three fiscal years.

Number of Shares/Units
Non-vested at December 31, 2020	1,222,288
Granted	1,073,076
Vested	(477,411)
Forfeited	(221,869)
Non-vested at December 31, 2021	1,596,084
Granted	933,364
Vested	(588,175)
Forfeited	(386,007)
Non-vested at December 31, 2022	1,555,266
Granted	1,585,677
Vested	(684,785)
Forfeited	(407,517)
Non-vested at December 31, 2023	2,048,641

Note Regarding Forecasts and Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth in this Proposal No. 4 includes embedded assumptions which are highly dependent on the public trading price of our Class A common stock and other factors, which we do not control and, as a result, we do not as a matter of practice provide forecasts. These forecasts reflect various assumptions regarding our future operations. The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such.

Amended 2010 Plan Subject to Stockholder Approval
The Amended 2010 Plan will only become effective if it is approved by our stockholders at the 2024 Annual Meeting of Stockholders. If our stockholders do not approve this Proposal No. 4, the Amended 2010 Plan, the Share Increase will not become effective.

The Amended 2010 Plan Combines Compensation and Corporate Governance Best Practices
The Amended 2010 Plan includes provisions that are designed to protect our stockholders’ interests and reflect corporate governance best practices.
•Repricing Not Allowed. The Amended 2010 Plan prohibits reducing the exercise price of stock options and stock appreciation rights (“SARs”), cancelling “underwater” stock options and SARs for cash or another stock award or any action that would be considered a repricing under the applicable securities exchange on which our Class A common stock is traded without prior stockholder approval in each case.
•Stockholder Approval Required for Additional Shares. The Amended 2010 Plan does not contain an annual “evergreen” provision. The Amended 2010 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares.
•No Liberal Share Counting or Recycling. If fewer shares are issued in settlement of a stock award than were covered by such stock award for reasons other than the failure to satisfy vesting conditions, or other than as a result of termination or forfeiture (for example to satisfy the exercise price or tax withholding obligation of such award), then the unissued shares will generally not become available again for issuance under the Amended 2010 Plan.
•No Liberal Corporate Transaction Provisions. No corporate transaction related vesting acceleration and other benefits may occur without an actual corporate transaction occurring.
•No Discounted Stock Options or SARs. All stock options and SARs granted under the Amended 2010 Plan must have an exercise or strike price equal to or greater than the fair market value of our Class A common stock on the date the stock option or SAR is granted.
•Minimum Vesting Requirement. Future awards granted under the Amended 2010 Plan will have a minimum one-year vesting period from the date of grant, subject to the aforementioned exceptions described above (and below).
•No Dividends and Dividend Equivalents on Unvested Awards. Dividends and dividend equivalents will not be paid or settled with respect to any stock award granted under the Amended 2010 Plan until the underlying shares or units vest, and no dividend equivalents or otherwise may be credited with respect to stock options and SARs.
•Limit on Non-Employee Director Awards. The Amended 2010 Plan provides that the maximum number of shares subject to stock awards granted during a calendar year under the Amended 2010 Plan, taken together with any cash fees paid during such calendar year for services as a non-employee director, will not exceed $750,000 in total value for any non-employee director.
•Awards Subject to Clawback. Stock awards granted after May 31, 2017 are subject to clawback pursuant to any clawback policy adopted by us from time to time or required by law; provided further, if a participant is terminated for cause, all of a participant’s outstanding awards granted after the 2024 Annual Meeting will terminate and the Board may require the participant to reimburse us for awards that have already settled as described above (and below).
Description of the Amended 2010 Plan
Set forth below is a summary of the other principal features of the Amended 2010 Plan. The Amended 2010 Plan is set forth in its entirety as Appendix A to this Proxy Statement, and all descriptions of the Amended 2010 Plan contained in this Proposal No. 4 are qualified by reference to Appendix A.
History of the Amended 2010 Plan. The 2010 Plan was originally adopted by our Board in June 2010, and it was approved by our stockholders in July 2010. As originally adopted, the 2010 Plan had 2,000,000 shares reserved for issuance. In addition, the number of shares available for issuance was increased on January 1 of each of 2010 through 2014 by the lesser of (i) 3% of the total number of shares of Class A and Class B common stock issued and outstanding on each December 31 or (ii) such number of shares determined by our Board (this provision is commonly referred to as an “evergreen provision”). The evergreen provision expired by its terms in 2014, accordingly, additional shares will no longer be automatically reserved for issuance through the evergreen. In May

2014, May 2017, June 2020, and May 2023, our stockholders approved amendments to the 2010 Plan that, among other things, increased the shares reserved thereunder by 3,400,000 shares, 2,790,000 shares, 4,250,000 shares, and 2,400,000 shares, respectively.
Eligibility. Employees (including officers), consultants, independent contractors, advisors and members of the Board (including non-employee directors) are eligible to participate in the Amended 2010 Plan. As of April 1, 2024, there were approximately 1,100 employees (including 5 executive officers), and 7 non-employee directors eligible to receive awards under the Amended 2010 Plan. Since our executive officers and non-employee directors may participate in the Amended 2010 Plan, each of them has an interest in this proposal.
Types of Awards and Minimum Vesting. Awards that may be granted are stock options (both nonstatutory stock options and incentive stock options (which may only be granted to employees)), restricted stock, RSUs, SARs, performance-based awards and stock bonuses (each individually, an “award”). Ninety-five percent (95%) of awards granted under the Amended 2010 Plan must contain a minimum one-year vesting period; provided that, (i) awards assumed or substituted in connection with an acquisition and (ii) awards granted to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders (which is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders) are not subject to this minimum vesting requirement.
Shares Reserved for Issuance. If this proposal is approved, the total number of shares available for future issuance will increase by 2,500,000 shares from 518,251 to 3,018,251 shares. This number reflects the requested increase and remaining shares available for future issuance as of April 1, 2024. The total number of authorized shares will increase from 19,370,471 to 21,870,471 shares, which amount does not take into account shares that are no longer available for future issuance.
Shares Returned to the Plan. Except as described in the next paragraph, shares subject to awards, and shares issued under any stock award granted under the Amended 2010 Plan will again be available for grant and issuance in connection with subsequent awards to the extent such shares: (a) are subject to issuance upon exercise of an option or SAR granted under the Amended 2010 Plan but which cease to be subject to the option or SAR right for any reason other than exercise of the award; (b) are subject to awards granted under the Amended 2010 Plan that are forfeited or repurchased by us at the original issue price; or (c) are subject to awards granted under the Amended 2010 Plan that otherwise terminate without such shares being issued. To the extent a stock award is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Amended 2010 Plan. For the avoidance of doubt, any reference to awards granted under the “Amended 2010 Plan” in this paragraph includes such awards granted prior to amendment of the 2010 Plan.
Shares Not Returned to the Plan. Shares that are withheld to pay the exercise or purchase price of a stock award or to satisfy any tax withholding obligations in connection with an award, shares repurchased on the open market with the proceeds of an option exercise, and shares that are not issued or delivered as a result of the net settlement of an outstanding option will not be available again for grant and issuance under the Amended 2010 Plan. In addition, the full number of shares subject to SARs granted under the Amended 2010 Plan that are to be settled by the issuance of shares shall be counted against the number of shares available for issuance under the Amended 2010 Plan, regardless of the number of shares actually issued upon settlement of such SAR.
Per Share Exercise Price. The per-share exercise price of stock options and SARs granted under the Amended 2010 Plan must equal at least the fair market value of a share of our Class A common stock on the grant date of the option.
No Repricing or Exchange Program Without Prior Stockholder Approval. Neither the exercise price of an option or SAR may be reduced (repriced) without prior stockholder approval nor can an exchange program be implemented without prior stockholder approval (other than in connection with certain corporate transactions, including stock splits, stock dividends, mergers, spin-offs and certain other similar transactions).
Number of Shares Per Calendar Year and Incentive Stock Option Limit. No person is eligible to receive more than 2,000,000 shares in any calendar year pursuant to the grant of awards under the Amended 2010 Plan, except that new employees are eligible to receive up to a maximum of 4,000,000 shares in the calendar year in which they commence employment. No more than 25,000,000 shares may be issued pursuant to the exercise of incentive stock options.

Vesting and Exercisability. Awards become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the administrator and as set forth in the related award agreement. Vesting may be based on the passage of time in connection with services performed for us or upon achievement of performance goals or other criteria, subject to the minimum one-year vesting requirement described above. The maximum term of each option and SAR is ten years from the date of grant. Options cease vesting on the date of termination of service or the death or disability of the service provider and generally expire three months after the termination of the service provider’s service to us or up to 12 months following the date of death or disability. SARs become exercisable as they vest and are settled in cash or shares, as determined by the administrator, having a value at the time of exercise equal to (1) the number of shares deemed exercised, times (2) the amount by which our stock price on the date of exercise exceeds the exercise price of SARs. RSUs are settled in cash or shares, depending on the terms upon which they are granted, and only to the extent that they are vested. Shares subject to a restricted stock award that are unvested remain subject to our right of repurchase. In addition, the Amended 2010 Plan allows us to reduce or extend the vesting of awards in the event a participant has a change in status from a full-time employee to a part-time employee or takes an extended leave of absence.
Method of Exercise. The exercise price of options and the purchase price, if any, of other stock awards may be paid by cash, check, broker assisted same-day sales or such other methods permitted by the Amended 2010 Plan, the administrator and applicable law, provided that no participant will be permitted to execute a promissory note as partial or full consideration for the purchase of Shares.
Adjustment of Shares. If the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the company, without consideration, then (a) the number of shares reserved for issuance and future grant under the Amended 2010 Plan, (b) the exercise prices of and number of shares subject to outstanding stock options and SARs, (c) the number of shares subject to other outstanding awards, (d) the maximum number of shares that may be issued as incentive stock options and (e) the maximum number of shares that may be issued to an individual or to a new employee in any one calendar year, shall be proportionately adjusted, subject to any required action by our Board or our stockholders and in compliance with applicable securities laws.
Performance Awards. Our Compensation Committee may also make awards of performance shares or performance units (“PRSUs”) subject to the satisfaction of specified performance criteria.
Our Compensation Committee determines the terms surrounding performance awards, including the required levels of performance with respect to specified business criteria (including any adjustment(s) thereto that will be applied in determining the achievement of such performance criteria), the corresponding amounts payable upon achievement of such levels of performance, and the termination and forfeiture provisions; provided that all performance criteria must be determined when the achievement of such criteria remains substantially uncertain and the Compensation Committee must certify in writing the extent to which such performance criteria have been timely achieved and the extent to which the shares subject to awards have been earned.
As determined by the Compensation Committee, to the extent applicable, the performance criteria may be based on GAAP or non-GAAP results, and may be on an individual, divisional, business unit or company-wide basis. The performance criteria may differ from participant to participant and from award to award and may include: net revenue and/or net revenue growth; earnings per share and/or earnings per share growth; earnings before income taxes and amortization and/or earnings before income taxes and amortization growth; operating income and/or operating income growth; net income and/or net income growth; total stockholder return and/or total stockholder return growth; return on equity; return on invested capital; return assets; cash flow; operating cash flow return on income; adjusted operating cash flow return on income; economic value added; control of expenses; cost of goods sold; profit margin; stock price; debt or debt-to-equity; gross dollar volume; active accounts; purchase volume; cash transfers; tax refunds; liquidity; intellectual property (e.g., patents)/product development; mergers and acquisitions or divestitures; individual business objectives; company specific operational metrics; and any other factor (such as individual business objectives or unit-specific operational metrics) the Compensation Committee so designates.
Stockholder Approval. Stockholder approval is required for certain types of amendments to the Amended 2010 Plan. Stockholder approval is required to increase the number of shares available for issuance.
Administration. Our Compensation Committee will administer the Amended 2010 Plan, except when the Board decides to directly administer the Amended 2010 Plan.
Non-Employee Director Equity Awards. Non-employee directors may be granted stock awards under the Amended 2010 Plan on a discretionary basis or pursuant to any policy adopted by our Board. The Amended 2010 Plan provides that the maximum number of shares of our Class A common stock subject to stock awards granted during a single calendar year under the Amended 2010 Plan, taken together with any cash fees paid during such calendar year for services as a non-employee director, will not exceed $750,000 in total value for any non-employee director. Such applicable limit will include the value of any stock awards that are received in lieu of all or a portion of any cash retainers or fees payable for services as a non-employee director under a policy adopted by the Board or otherwise.
No Dividends and Dividend Equivalents on Unvested Awards. Dividends and dividend equivalents will not be paid or settled with respect to any stock award granted under the Amended 2010 Plan until the underlying shares or units vest, and no dividend equivalents or otherwise may be credited with respect to Options and SARs.
Transferability. Unless determined otherwise by the Compensation Committee, a stock award granted under the Amended 2010 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Compensation Committee makes a stock award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to a permitted transferee, such award will contain such additional terms and conditions as the administrator deems appropriate; provided, however, that in no event may any award be transferred for consideration to a third-party financial institution.
Corporate Transaction. In the event of a corporate transaction (as defined in the Amended 2010 Plan), the buyer may either assume outstanding awards or substitute equivalent awards. If the buyer fails to assume or substitute awards issued under the Amended 2010 Plan (including awards granted prior to amendment of the 2010 Plan), all awards will expire upon the closing of the transaction, and the Board will determine whether the corporate transaction will have any additional effect, including acceleration of the vesting of awards. Unless otherwise determined by our Board, all unvested stock option and RSU awards made to our non-employee directors accelerate and vest in full upon consummation of a corporate transaction.
Comprehensive Clawback of Equity Awards. The Amended 2010 Plan provides that stock awards granted after the adoption of our "claw-back" policy will be subject to recoupment pursuant to that policy. In addition, with respect to awards granted after the 2024 Annual Meeting, if a participant’s employment is terminated for cause (as defined in the Amended 2010 Plan), all of the participant’s outstanding stock awards will terminate and the Compensation Committee may require such participant to reimburse us for all or a portion of any stock award that was settled in cash or shares after the event giving rise to cause first occurred.
Amendment or Termination of Amended 2010 Plan. Our Board may at any time terminate or amend the Amended 2010 Plan in any respect, including, without limitation, amendment of any form of stock award agreement or instrument to be executed pursuant to the Amended 2010 Plan; provided, however, that our Board will not, without the approval of our stockholders, amend the Amended 2010 Plan in a manner that requires approval by our stockholders.
Termination Date. The Amended 2010 Plan will terminate on April 27, 2030.
U.S. Federal Tax Aspects
A participant who receives an option or SAR will not have taxable income upon the grant of the option or SAR. For options (other than incentive stock options) and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price-the appreciation value-on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss.
Purchase of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of the shares will be capital gain or loss and/or ordinary income depending upon whether the participant holds the shares transferred upon exercise for a specified period. If the shares are held for the specified period, any gain generally will be taxed at long-term capital-gain rates. If the shares are not held for the specified period, generally any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price will be treated as ordinary income. Any additional gain generally will be taxable at long-term or short-term capital-gain rates, depending on whether the participant held the shares for more than one (1) year after the exercise date.
A participant who receives restricted stock will not have taxable income upon grant, but upon vesting unless the participant elects to be taxed at the time of grant of restricted stock. The participant will recognize ordinary income equal to the fair market value of the shares at the time of vesting.

A participant who receives RSUs, PRSUs or performance shares will not have taxable income upon grant of the stock award; instead, the participant will be taxed upon settlement of the stock award. The participant will recognize ordinary income equal to the fair market value of the shares or the amount of cash received by the participant. In addition, Section 409A of the Code imposes certain restrictions on deferred compensation arrangements. Stock awards that are treated as deferred compensation under Section 409A of the Code are intended to meet the requirements of this section of the Code.
At the discretion of the Compensation Committee, the Amended 2010 Plan allows a participant to satisfy tax withholding requirements under U.S. federal and state tax laws or applicable foreign tax laws by electing to have shares of Class A common stock withheld, by delivering to us already-owned shares, having a value equal to the amount required to be withheld, or by any other means which the Compensation Committee, in its sole discretion, determines both to provide legal consideration for the shares and to be consistent with the purposes of the Amended 2010 Plan. However, if shares of our Class A common stock are withheld to satisfy a participant’s tax withholding obligations with respect to a stock award, then the withheld shares will not become available again for issuance.
The company will be entitled to a tax deduction in connection with a stock award under the Amended 2010 Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes the income. The company will be entitled to a tax deduction in connection with a stock award under the Amended 2010 Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes the income. In addition, Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.
New Plan Benefits
The Amended 2010 Plan does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on stockholder approval of the Amended 2010 Plan. However, as discussed in further detail in the section entitled “Director Compensation” above, each of our non-employee directors is entitled to an annual grant of RSUs with a grant date fair value of $125,000. In addition, each non-employee member of the Board of Directors who also serves on the board of directors of our subsidiary bank is entitled to an additional grant of RSUs having a fair market value on the grant date equal to $125,000. The following table summarizes the RSU grants that our current non-employee directors as a group will receive if they remain a director following the 2024 Annual Meeting and highlights the fact that none of our executive officers (including our named executive officers) or employees will receive any set benefits or awards that are conditioned upon shareholder approval of the Amended 2010 Plan. All other future awards to directors, executive officers, employees and consultants under the Amended 2010 Plan are discretionary and cannot be determined at this time.

Name and Position	Dollar Value	Number of Shares/Units
George Gresham President and Chief Executive Officer	—	—
Jess Unruh Chief Financial Officer	—	—
Chris Ruppel Chief Revenue Officer	—	—
Amy Pugh General Counsel and Secretary	—	—
Teresa Watkins Chief Operations Officer	—	—
Amit Parikh Former Executive Vice President, Banking Platform Services	—	—
All current executive officers as a group (5 persons)	—	—
All current directors who are not executive officers as a group (7 persons)(1)	$1,625,000	—
All employees, including all current officers who are not executive officers, as a group	—	—

____________
(1) Mr. Brewster, Mr. Fanlo, Mr. Jacobs, Mr. Millard, Ms. Richey and Mr. Shaheen are eligible to receive an annual grant of RSUs with a grant date fair value of $125,000 for their service on the Board and an additional grant of RSUs having a fair market value on the grant date equal to $125,000 for their service on the board of directors of our subsidiary bank. Ms. Razon is eligible to receive an annual grant of RSUs with a grant date fair value of $125,000 for her service on the Board. The number of shares subject to each non-employee director’s RSU grant will not be determinable until the grant date. See "Proposal No. 1, Election of Directors - Director Compensation" for more information.
Historical Plan Benefits
The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our Class A common stock subject to stock awards that have been granted (even if not currently outstanding) under the 2010 Plan through April 1, 2024.

Name and Position (1)	Number of Shares/Units
George Gresham (2) President and Chief Executive Officer	1,610,840
Jess Unruh Chief Financial Officer	464,221
Chris Ruppel Chief Revenue Officer	291,572
Amy Pugh General Counsel and Secretary	135,672
Teresa Watkins Chief Operations Officer	146,469
Amit Parikh Former Executive Vice President, Banking Platform Services	170,904
All current executive officers as a group (5 persons)	2,648,774
All current directors who are not executive officers as a group (7 persons) (3)	375,401
All employees, including all current officers who are not executive officers, as a group	24,181,301
____________
(1) No awards have been granted under the 2010 Plan to any associate of any of our directors (including nominees) or executive officers since its inception.
(2) Mr. Gresham received approximately 6% of the total awards granted under the 2010 Plans since its inception.
(3) All the non-employee directors who are nominees for election as a director are included within this group. The total number of shares that were granted on an individual basis are as follows: Mr. Brewster, 97,389; Mr. Fanlo, 53,393; Mr. Jacobs, 96,308; Mr. Millard, 23,418; Ms. Richey, 25,674; Ms. Razon, 0; and Mr. Shaheen, 79,219.
Equity Compensation Plan Information
The following table provides information as of December 31, 2023 with respect to the shares of our Class A common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights ($) (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,047,284(2)(3)	$18.80	5,657,447(4)
Equity compensation plans not approved by security holders	1,000,000(5)	$23.83	—
Total	4,047,284		5,657,447
(1) The weighted average exercise price relates solely to outstanding stock option shares since shares subject to RSUs have no exercise price.
(2) Excludes purchase rights accrued under our 2010 Employee Stock Purchase Plan.
(3) Includes options to purchase 10,452 shares of our Class A common stock and restricted stock unit awards covering 2,048,641 shares of our Class A common stock and performance restricted stock unit awards covering 988,191 shares of our Class A common stock.

(4) Includes 4,599,598 shares available for future issuance under the 2010 Plan. Also includes 1,057,849 shares available for future issuance under the 2010 Employee Stock Purchase Plan, including shares subject to purchase during the current purchase period, which commenced on November 15, 2023 (the exact number of which will not be known until the purchase date on May 14, 2024).
(5) Consists of performance-based stock options granted outside of our 2010 Equity Incentive Plan pursuant to inducement awards, which have not been exercised or settled. All the performance and service conditions of the performance-based stock options and PRSUs have been satisfied.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our Class A common stock as of April 1, 2024, by:
•each stockholder known by us to be the beneficial owner of more than 5% of either class of our Class A common stock;
•each of our directors or director nominees;
•each of our NEOs; and
•all of current our directors and executive officers as a group.
Unless otherwise indicated, the address of each of the individuals and entities named in the table below under “Directors and Named Executive Officers” and “5% Stockholders” is c/o Green Dot Corporation, 4675 Cornell Road, Suite 280, Cincinnati, Ohio 45241 and references to shares refer to our Class A common stock.
Percentage ownership of our Class A common stock is based on 53,158,201 shares of our Class A common stock outstanding on April 1, 2024. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. Shares of our Class A common stock subject to options or RSUs that are currently exercisable or exercisable or will settle within 60 days of April 1, 2024 are deemed to be outstanding and to be beneficially owned by the person holding the options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Class A	% of
Name of Beneficial Owner	Common Stock	Total Voting
	Shares	Power
Directors and Named Executive Officers
J. Chris Brewster (1)	92,389	*
Saturnino Fanlo (2)	57,393	*
George Gresham (3)	72,300	*
William I Jacobs (4)	84,308	*
Robert Millard (5)	20,735	*
Amit Parikh (6)	52,249	*
Amy Pugh (7)	5,819	*
Michelleta Razon	—	*
Ellen Richey (8)	25,674	*
Chris Ruppel (9)	75,479	*
George T. Shaheen (10)	72,123	*
Jess Unruh (11)	67,015	*
Teresa Watkins (12)	16,091	*
All current directors and executive officers as a group (12 persons)(13)	589,326	1.1%

5% Stockholders
BlackRock, Inc. (14)	6,015,814	11.3%
Starboard Value LP and affiliated entities (15)	5,018,381	9.4%
Vanguard Group, Inc. (16)	4,556,485	8.6%
T. Rowe Price Investment Management, Inc. (17)	3,957,203	7.4%
_____________
*    Represents beneficial ownership of less than 1% of our outstanding shares of Class A common stock.
(1)Represents 78,136 shares held by Mr. Brewster and 14,253 shares subject to RSUs that vest within 60 days of April 1, 2024.
(2)Represents 43,140 shares held by Mr. Fanlo and 14,253 shares subject to RSUs that vest within 60 days of April 1, 2024.
(3)Represents 72,300 shares held by Mr. Gresham.
(4)Represents 70,055 shares held by Mr. Jacobs and 14,253 shares subject to RSUs that vest within 60 days of April 1, 2024.

(5)Represents 13,609 shares held by Mr. Millard and 7,126 shares subject to RSUs that vest within 60 days of April 1, 2024.
(6)Mr. Parikh stepped down as Executive Vice President of Banking Platform Services effective on August 25, 2023. Beneficial ownership information for Mr. Parikh is based on information available to us as of August 25, 2023.
(7)Represents 5,819 shares held by Ms. Pugh.
(8)Represents 11,421 shares held by Ms. Richey and 14,253 shares subject to RSUs that vest within 60 days of April 1, 2024.
(9)Represents 75,479 shares held by Mr. Ruppel.
(10)Represents 48,918 shares held by Mr. Shaheen, 8,952 shares subject to options held by Mr. Shaheen that are currently exercisable as of April 1, 2024 and 14,253 shares subject to RSUs that vest within 60 days of April 1, 2024.
(11)Represents 67,015 shares held by Mr. Unruh.
(12)Represents 15,381 shares held by Ms. Watkins and 710 shares subject to RSUs that vest within 60 days of April 1, 2024.
(13)Includes 501,273 shares, 8,952 shares subject to options held that are currently exercisable as of April 1, 2024 and 79,101 shares subject to RSUs that vest within 60 days of April 1, 2024. Only includes share holdings of persons who were serving as executive officers and directors of Green Dot as of the date of this proxy statement.
(14)Based solely on the information set forth in a Schedule 13G/A filed by BlackRock Inc. on January 24, 2024. BlackRock Inc. reported that, as of December 31, 2023, it had sole voting power over 5,932,931 shares and sole dispositive power over 6,015,814 shares. The principal business address of BlackRock Inc. is 50 Hudson Yards, New York, NY 10001.
(15)Based solely on the information set forth in a Form 4 filed by Starboard Value LP on March 8, 2024. Starboard Value LP reported that, as of March 8, 2024, it had sole voting and dispositive power over 5,018,381 shares. Starboard Value LP, as the investment manager of Starboard Value and Opportunity Master Fund Ltd (“Starboard V&O Fund”), Starboard Value and Opportunity C LP (“Starboard C LP”), Starboard Value and Opportunity Master Fund L LP (“Starboard L Master”), Starboard X Master Fund Ltd (“Starboard X Master”) and a certain account managed by Starboard Value LP (the “Starboard Value LP Account”) and as the manager of Starboard Value and Opportunity S LLC (“Starboard S LLC”), may be deemed the beneficial owner of the (i) 2,650,713 shares owned by Starboard V&O Fund, (ii) 494,792 shares owned by Starboard S LLC, (iii) 288,103 shares owned by Starboard C LP, (iv) 270,207 shares owned by Starboard L Master, (v) 473,274 shares owned by Starboard X Master and (vi) 841,292 shares held in the Starboard Value LP Account. The principal business address of Starboard Value LP is 777 Third Avenue, 18th Floor, New York, New York 10017.
(16)Based solely on the information set forth in a Schedule 13G/A filed by The Vanguard Group on February 13, 2024. The Vanguard Group reported that, as of December 31, 2023, it had shared voting power over 43,470 shares, sole dispositive power over 4,465,350 shares and shared dispositive power over 91,135 shares. The principal business address of the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(17)Based solely on the information set forth in a Schedule 13G filed by T. Rowe Price Investment Management, Inc. on February 14, 2024. T. Rowe Price Investment Management, Inc. reported that, as of December 31, 2023, it had sole voting power over 1,467,535 shares and sole dispositive power over 3,957,203 shares. The principal business address of T. Rowe Price Investment Management, Inc. is 101 E. Pratt Street, Baltimore, MD 21201.

OUR EXECUTIVE OFFICERS
The names of our executive officers, their ages as of April 1, 2024, and their positions are shown below.

Name	Age	Position
George Gresham	57	President and Chief Executive Officer
Amy Pugh	53	General Counsel and Secretary
Chris Ruppel	52	Chief Revenue Officer
Jess Unruh	44	Chief Financial Officer
Teresa Watkins	43	Chief Operations Officer
For information regarding Mr. Gresham, please refer to Proposal No. 1, “Election of Directors,” on page 25 above.
Amy Pugh has served as our general counsel since September 2022. Prior to joining us, Ms. Pugh served in multiple roles at Cross River Bank since December 2019, most recently as Associate General Counsel. Prior to that she served in various legal counsel roles at Ubiquity Global Services, Inc. from July 2015 to December 2019, most recently as Senior Vice President, Legal. Ms. Pugh received a B.A. in History from the University of Kentucky and a J.D. from the Salmon P. Chase College of Law at Northern Kentucky University.
Chris Ruppel has served as our Chief Revenue Officer since November 2022. Previously, he had served as our Head of Direct to Consumer from March 2022 to November 2022 and as General Manager of Wage and Corporate Disbursements from March 2017 to March 2022. Mr. Ruppel joined Green Dot in connection with our March 2017 acquisition of UniRush LLC, where he had served as that company’s President of rapid! PayCard since January 2015. He founded rapid! PayCard, a prepaid payroll debit card provider, and served as its Chief Executive Officer from January 2004 until March 2011, when it was acquired by WEX Inc. Following the acquisition of rapid! PayCard, he served in leadership positions at WEX Inc., including most recently as General Manager of Prepaid Cards, The Americas, from March 2013 to January 2014. Mr. Ruppel received B.A. degrees in English and Finance from Florida State University.
Jess Unruh has served as our Chief Financial Officer since November 2022. Previously, he served as our Chief Accounting Officer since May 2015. From October 2016 to December 2019, he served as our Operational Chief Financial Officer and as our interim Chief Financial Officer from January 2020 until October 2021. Mr. Unruh served as our Vice President, Financial Reporting, from July 2013 to May 2015, and as Director, Accounting Projects, from July 2009 to June 2013. Prior to joining Green Dot, Mr. Unruh served in the audit practice at Ernst & Young LLP, an accounting firm, from 2003 to April 2009. Mr. Unruh holds B.S. degrees in Accounting and Business Administration from the University of Southern California.
Teresa Watkins has served as our Chief Operations Officer since November 2022. Previously, she served as our Senior Vice President of Payment Processing since August 2021. From September 2016 to August 2021, she served as our Vice President, Financial Processing Operations and, from December 2013 to September 2016, she served our Lead Technical Program Manager. Prior to joining us, Ms. Watkins served in multiple roles at JPMorgan Chase & Company over a more than eight-year period, including most recently as Senior Financial Operations Manager from October 2006 to December 2013. Ms. Watkins received a Master of Accounting and a B.S. in Accounting from University of South Florida.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis section, or CD&A, is designed to provide our stockholders with an explanation of our executive compensation philosophy and objectives, our 2023 executive compensation program and the compensation paid by the Company to the following named executive officers in 2023, referred to throughout this proxy statement as our NEOs:

George Gresham, President and Chief Executive Officer (“CEO”)
Jess Unruh, Chief Financial Officer (“CFO”)
Chris Ruppel, Chief Revenue Officer (“CRO”)
Amy Pugh, General Counsel and Secretary
Teresa Watkins, Chief Operations Officer (“COO”)
Amit Parikh, Former Executive Vice President, Banking Platform Services[1]
1 Mr. Parikh stepped down from his former role, effective August 25, 2023.
Listening to Stockholders
At our 2023 Annual Meeting of Stockholders, which took place in May 2023, we requested that stockholders cast a non-binding advisory vote on the compensation of our NEOs, also known as a "say-on-pay" vote. This proposal passed with approximately 96.2% of the votes cast (for or against) voted in favor of our compensation program.
Following the 2023 say-on-pay vote, we continued to follow through with the commitments that we made to our stockholders in 2022 to realign our compensation with best practices. We maintained the changes to our short-term incentive plan and long-term equity incentive program to foster individual accountability. The changes allow us to reduce (but not increase) amounts earned based on individual achievement against updated key strategic objectives, subject to the achievement of corporate financial objectives in the case of the short-term incentive plan and three-year relative total stockholder return, or TSR, and three-year cumulative earnings per share, or EPS, goals in the case of PRSU awards.
Performance Highlights
Pay for Performance Outcomes in 2023
Consistent with our Compensation Committee’s philosophy of linking payment to company performance, company performance resulted in no payouts to our executive officers under the short-term incentive plan for 2023, demonstrating that we do not pay out performance-based cash incentive awards for unmet goals. Our Compensation Committee then evaluated this outcome and, taking into account our 2022 commitments to stockholders and its philosophy, determined not to make any one-time equity award grants or pay discretionary bonuses to our executive officers.

Compensation Governance Highlights

What We Do:	What We Do Not Do:
We reward performance that meets our predetermined goals	Pay excessive bonuses without justifiable performance linkage or proper disclosure
A significant portion of our CEO and NEOs’ compensation is performance-based or at risk	Permit short-sales, hedging or pledging of our stock
We have implemented robust stock ownership guidelines for our executives	Enter into employment agreements that provide for fixed terms or automatic compensation increases or equity grants
We have adopted a "claw-back" policy that provides for the recovery of incentive compensation paid to executive officers in the event of a financial restatement	Provide single-trigger change of control benefits
We cap payouts under our plans to discourage inappropriate risk taking by our NEOs	Provide for excessive cash severance
We have double-trigger change in control provisions for all change in control benefits	Provide our executives with tax gross-ups and perquisites
The Compensation Committee retains an independent compensation consultant	Permit repricing or cashing out underwater stock options without stockholder approval
We hold an annual advisory vote on executive compensation	Maintain any executive pension plans, or any retirement programs that are not generally available to all employees
We seek feedback on executive compensation through stockholder engagement	Pay dividends and dividend equivalents on unvested equity awards unless and until awards vest
Our Compensation Philosophy and Objectives

Attract and retain
Offer a total compensation program that flexibly adapts to changing economic, regulatory and organizational conditions, and takes into consideration the compensation practices of peer companies based on an objective set of criteria

Pay for performance
Provide a significant portion of compensation through variable, performance-based components that is at-risk and based on satisfaction of designated financial and non-financial objectives

Align executive interests with our stockholders
Compensate for achievement of short-term and long-term company financial and operating goals and refrain from providing special benefits, “golden parachute” excise tax gross-ups, or accelerated equity vesting except in limited circumstances

Reward actual achievement
Align the interests of our executives with our stockholders by tying a significant portion of total compensation to our overall financial and operating performance and the creation of long-term stockholder value

2023 Executive Compensation
The following charts provide a breakdown of the annual target total direct compensation of our CEO and our other NEOs in 2023.1 2

1 Reflects 2023 salary rates, 2023 target incentive amounts and target value of 2023 PRSUs and RSUs, and not amounts actually earned or paid out. Amounts may not sum to 100% due to rounding.
2 Excludes Mr. Parikh, who stepped down from his role with us in August 2023.
Elements of Compensation
The key components of our compensation program for our NEOs in 2023 are summarized in the table below. The Compensation Committee considers each compensation component individually and all compensation components in the aggregate when making decisions regarding amounts that may be awarded under each compensation component.

Compensation Element	Form of Compensation	Guaranteed vs. At-Risk	Performance vs. Time-based

Base Salary	Cash	Guaranteed	N/A
Annual Incentive	Cash	At-Risk	Performance-based
Annual Long-term Incentives	PRSUs[1] RSUs[2]	At-Risk At-Risk	Performance-based Time-based
Termination, Change in Control, and Retirement Benefits	Cash/Equity/Other	N/A	N/A

1 The Compensation Committee granted PRSUs that vest based on three-year TSR and three-year cumulative EPS performance goals in connection with the annual review cycle.

2 The Compensation Committee granted time-based RSUs in connection with the annual review cycle.

Analysis of Compensation Components
Base Salary

2023 BASE SALARY
Philosophy	Considerations
•Attract and retain. Provide fixed compensation to attract and retain key executives
•Salary reviewed and set annually

•The factors used to determine base salaries included scope of responsibilities, individual and company performance (for current employees), retention, date of last increase (for current employees), internal equity, equity ownership, our 2023 peer group data and the recommendations of our CEO (other than with respect to his own compensation)

The following table summarizes the annual base salary rates of our NEOs in 2023.

Name	2023 Base Salary	2022 Base Salary	Change (%)

George Gresham	$800,000	$800,000	—
Jess Unruh	$450,000	$450,000	—
Chris Ruppel	$450,000	$450,000	—
Amy Pugh	$425,000	$425,000	—
Teresa Watkins	$400,000	$400,000	—
Amit Parikh	$450,000	$450,000	—

2023 Annual Incentive Awards

2023 ANNUAL INCENTIVE AWARDS
Philosophy	Target Amount Considerations	Award Design Considerations	Performance Conditions

•Pay for Performance: Establish appropriate short-term performance conditions that the Compensation Committee believes will drive our future growth and profitability

•Reward Achievement: Reward achievement of short-term performance conditions

•Align Interests with Stockholders:
Payout tied to company performance consistent with 2023 financial plan and key strategic objectives

•Attract and Retain Executives:
Offer market competitive incentive opportunities

•Factors used to determine target amounts included: (i) role, the scope of responsibilities, individual and company performance (for current employees), current salary (for current employees), internal parity, and anticipated future contributions of the NEO; (ii) our 2023 peer group and broader survey data; and (iii) the recommendations of our CEO (other than with respect to his own compensation)

•Adjusted EBITDA was chosen as the primary goal because it is widely used by investors and analysts to measure our overall operating performance

•Outcomes are both a function of corporate financial achievement and the executive officer’s individual contributions toward key strategic objectives, or MBOs

•Threshold adjusted EBITDA goal of $171 million (85.5% of target) for any amounts to be earned, target of $200 million, and maximum of $240 million (120% of target)

•Adjusted EBITDA determined overall payout opportunity (0% to 200%) but MBOs had the potential to impact to what extent 25% of the overall payout opportunity would be earned

•Opportunity to earn up to 200% of the target incentive amount for superior performance

•Adjusted EBITDA was defined to be consistent with the definition used in our earnings releases

In early 2023, the Compensation Committee approved the 2023 Executive Officer Incentive Bonus Plan (the “2023 Incentive Plan”). We believe that, to provide for an appropriate incentive effect, the goals should be such that to achieve 100% of the objective, the performance for the performance period must be aligned with our Company’s financial plan, and that our NEOs should not be rewarded for Company performance that did not approximate our Company’s financial plan. Accordingly, our cash incentive compensation plan was designed to pay our NEOs nothing if our Company failed to achieve at least 85.5% of the target adjusted EBITDA goal for 2023. Each NEO’s 2023 target annual incentive opportunity was granted solely in the form of a cash incentive award, which would only be earned if we achieved adjusted EBITDA goals for 2023. Further, 25% of the NEO’s total annual incentive opportunity was subject to management business objectives (“MBOs”), the achievement of which would reduce (but not increase) payouts based on individual achievement against key strategic objectives as set forth in the formula below.

For 2023, the MBOs for each of the NEOs, other than the CEO, were set by the Compensation Committee pursuant to the recommendation of the CEO based on the relative contributions of each of the NEOs to our success in 2023. The Compensation Committee established the MBOs for the CEO. In considering the appropriate MBOs for each NEO, the Compensation Committee considers our operational and strategic objectives as well as the NEO’s role and expected contributions to achieve them. Using its business judgment, the Compensation Committee established MBOs across the following seven categories, assigning each NEO specific objectives in at least one of the categories to each NEO:
•regulatory management – includes objectives to timely resolve regulatory findings, including matters requiring attention and matters requiring immediate attention;
•platform management – includes objectives to promote the success of our platform migration, including related cost savings;
•initiative management – includes objectives to meet timelines and budgets while implementing related initiatives;
•cost management – includes objectives to improve our cost management efforts, including achieving targeted expenses reductions;
•revenue management – includes objectives to onboard new customers;
•executional management – includes objectives to develop enterprise-wide executional framework; and
•people – includes objectives to promote leadership development, training and diversity.
The applicable Adjusted EBITDA goals and corresponding financial performance multipliers, which applied to each NEO’s annual incentive opportunity, are set forth in the table below.

Adjusted EBITDA (in thousands)[1]	Financial Performance Multiplier[2]
$171	50%
$180	75%
$200	100%
$210	125%
$220	150%
$230	175%
$240	200%
1 Excludes the impact of non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, transaction costs, impairment charges, severance costs related to extraordinary personnel reductions, certain legal settlement charges, earnings or losses from equity method investments, realized gains or losses on the sale of investment securities, gain or losses on loans held for sale, and other charges and income that the Compensation Committee determines are not reflective of the Company’s ongoing operating results.

2 If actual results fell between two discrete multipliers, linear interpolation would have been used to determine the multiplier.
Annual incentive opportunities, as a percentage of salary, did not increase in 2023 for our NEOs. The following table summarizes the target annual incentive opportunity for each NEO.

Name	Target Annual Incentive Opportunity (% of Salary)	Target Bonus
George Gresham	125%	$1,000,000
Jess Unruh	75%	$337,500
Chris Ruppel	75%	$337,500
Amy Pugh	75%	$318,750
Teresa Watkins	75%	$300,000
Amit Parikh	75%	$337,500

Our actual 2023 adjusted EBITDA of $170.8 million was just below the goal necessary to qualify for the threshold financial performance multiplier of 50%, resulting in a financial performance multiplier of zero percent and no payouts to our NEOs. In light of the impact of a Financial Performance Multiplier of zero percent, the Compensation Committee did not make a formal determination with respect to the achievement of the applicable MBO objectives.
2023 Equity Awards Granted as Part of Annual Grant Cycle
In furtherance of our pay for performance philosophy and culture, we generally grant equity awards to our NEOs on an annual basis. In early 2023, as part of the annual compensation review cycle for executive officers the Compensation Committee adopted a long-term equity incentive program, pursuant to which they made PRSU and RSU grants (such PRSU grants, the “2023 PRSUs”). 75% of our CEO’s target equity award value was in the form of PRSUs and 25% in the form of time-based RSUs. For our other NEOs (other than Mr. Gresham), on average, 64% of their target equity award value was in the form of PRSUs and 36% in the form of time-based RSUs. The table describes the key feature of the 2023 PRSUs.

2023 ANNUAL PRSU GRANTS
Philosophy	Grant Amount Considerations	Award Design Considerations	Performance Conditions/ Vesting Conditions

•Pay for Performance: Establish appropriate performance conditions that the Compensation Committee believes will drive our future growth and profitability

•Reward Achievement: Provide meaningful and appropriate incentives for achieving the Company’s financial goals that the Compensation Committee believes are important for our long-term success

•Align Interests with Stockholders: Tie payout of stock awards to profitability

•Attract and Retain Executives:
Performance conditions are measured and vesting occurs at the end of three years to focus on long-term performance and encourage retention

•Factors used to determine the size of grants included: (i) role, scope of responsibilities, individual and Company past performance (for current employees), current salary (for current employees), internal parity, and anticipated future contributions of the NEO; (ii) the competitiveness of the NEO's overall compensation package with reference to the 2023 peer group practices and broader survey information; (iii) the NEO's existing equity holdings; (iv) the extent to which these holdings are vested; (v) the recommendations of our CEO (other than with respect to his own compensation); and (vi) our “burn rate” relative to our industry burn rate guidelines, per certain stockholder and proxy advisor methodology

•Payout of NEOs’ awards should be based on the Company’s profitability and relative total shareholder return.

•Non-GAAP diluted EPS was chosen as one of the long-term metrics because it is widely used by investors and analysts to measure our overall operating performance.

•Relative TSR was chosen as the other long-term metric because it is a measure of the total financial value we create for stockholders relative to other companies since TSR combines share price appreciation and reinvestment of dividends.

•50% of the 2023 PRSUs vest based on (i) a three-year non-GAAP cumulative diluted EPS goal and (ii) the satisfaction of a multi-year service requirement, which runs until 2026

•50% of the 2023 PRSUs vest based on (i) a three-year TSR goal relative to the companies comprising the S&P 1500 Financials Index at the end of the performance period, and (ii) the satisfaction of a multi-year service requirement, which runs until 2026

•For each portion, achievement of the goal could result in a payout ranging from 50% to 200%, subject to the achievement of the threshold performance level for each measure.

50% of the 2023 PRSUs vest based on (i) the achievement of a three-year non-GAAP cumulative diluted EPS goals at the end of the third year and (ii) the satisfaction of a multi-year service requirement, which runs until 2026 (the “2023 EPS PRSUs”). The remaining 50% of the 2023 PRSUs vest based on (i) the achievement of a three-year TSR goal measured relative to the TSR of the companies that comprise the S&P 1500 Financials Index at the end of the third year and (ii) the satisfaction of a multi-year service requirement, which runs until 2026 (the “2023 TSR PRSUs”).

EPS Components of 2023 PRSUs
A threshold level of performance must be achieved to earn the minimum number of shares under the 2023 EPS PRSUs. 50% of the 2023 PRSUs will be earned based on the Company’s performance during the period from January 1, 2023 to December 31, 2025 in achieving the non-GAAP cumulative diluted EPS goal at the end of the third year set forth in the table below. The threshold level of performance was set at $5.81. NEOs also have an opportunity to earn up to 200% of the target shares under their 2023 EPS PRSUs for superior performance. Performance below the threshold results in no shares being earned. The following table shows the cumulative goals under the 2023 EPS PRSUs.

Non-GAAP Cumulative Diluted EPS Goals	PRSU Payout Multiplier[1]
$5.81	50%
$6.13	75%
$6.46	100%
$7.11	125%
$7.74	150%
$7.99	175%
$8.25	200%

1 If non-GAAP cumulative diluted EPS falls between two discrete points in the chart above, linear interpolation is used to determine the payout multiplier.

The 2023 EPS PRSUs vest as to all of the shares earned at the end of the performance period upon certification of non-GAAP cumulative diluted EPS goal achievement by the Compensation Committee. The Compensation Committee believes that this design provides the appropriate balance between performance and retention for long-term equity incentive awards.
For purposes of these awards, non-GAAP EPS is calculated each year as set forth below with each of the three years 2023, 2024 and 2025 added to determine the cumulative performance level:

Non-GAAP net income[1]	÷	Non-GAAP diluted weighted-average shares	=	Non-GAAP EPS
1 Excludes the impact of employee stock-based compensation expense and related employer taxes, amortization of acquired intangible assets, changes in fair value of contingent consideration, transaction and related acquisition costs, amortization of deferred financing costs, impairment charges, legal settlements and related expenses, losses in equity method investments, changes in fair value of loans held for sale, realized gains on sales of investments, extraordinary severance expenses, other income and expense, and income tax effects that the Compensation Committee determines are not reflective of the Company’s ongoing operating results.
Because 2023 was the first year of the three-year performance period for the 2023 EPS PRSUs, no shares were earned and vested.
TSR Components of 2023 PRSUs
A threshold level of performance must be achieved to earn the minimum number of shares under the 2023 TSR PRSUs. 50% of the 2023 PRSUs will be earned based on the Company’s performance in achieving TSR over a three-year period from January 1, 2023 to December 31, 2025, with TSR being measured relative to the TSR of the companies that comprise the S&P 1500 Financials Index at the end of the third fiscal year as set forth in the table below. A ninety-day trailing average stock price for the Company and for each of the companies in the comparator group will be used at the beginning and end of the performance period to mitigate spot price volatility at the beginning and end of the performance period. Determination of the Company’s TSR ranking at the end of the performance period will be made by the Compensation Committee. The threshold level of TSR ranking was set at the 25th percentile. NEOs also have an opportunity to earn up to 200% of the target shares under their 2023 TSR PRSUs for achieving 75th percentile or above performance. Performance below the threshold results in no shares being earned. The following table shows the TSR targets under the 2023 TSR PRSUs.

TSR Ranking	Percentage Target TSR PRSUs to Vest
25th Percentile	50%
30th Percentile	60%
35th Percentile	70%
40th Percentile	80%
45th Percentile	90%
50th Percentile	100%
55th Percentile	120%
60th Percentile	140%
65th Percentile	160%
70th Percentile	180%
75th Percentile or above	200%
Because 2023 was the first year of the three-year performance period for the 2023 TSR PRSUs, no shares were earned and vested. The following table summarizes the target number of shares underlying the 2023 EPS PRSUs and 2023 TSR PRSUs:

Name	Target 2023 EPS PRSUs	Target 2023 TSR PRSUs	Total Value at Grant
George Gresham	138,085	138,085	$5,962,510
Jess Unruh	19,972	19,973	$862,416
Chris Ruppel	19,972	19,973	$862,416
Amy Pugh	13,142	13,142	$567,472
Teresa Watkins	13,019	13,019	$562,160
Amit Parikh	9,320	9,321	$402,463

ANNUAL TIME-BASED RSU GRANTS
Philosophy	Considerations for Grant	Vesting Provisions

•Attract and Retain Executives: Promote recruitment and retention of our executives through long-term service vesting period

•Align Interests with Stockholders: Align the interests of executives with those of stockholders by issuing equity awards for which the value is based on our stock price

•Factors used to determine the size of grants included: (i) role, the scope of responsibilities, individual and company past performance (for current employees), current salary (for current employees), internal parity, and anticipated future contributions of the NEO; (ii) the competitiveness of the NEO's overall compensation package with reference to the 2023 peer group practices; (iii) the NEO's existing equity holdings; (iv) the extent to which these holdings are vested; (v) the recommendations of our CEO (other than with respect to his own compensation); and (vi) our “burn rate” relative to our industry burn rate guidelines, per certain stockholder and proxy advisor methodology

•Long-term incentive program design of our 2023 peer group

•Awards vest in three equal installments on each anniversary of the grant date based on continued employment to encourage ongoing retention

The following table summarizes the target number and value of shares underlying the RSUs granted to our NEOs in 2023:

Name	Target RSUs	Value at Grant

George Gresham	92,056	$1,668,975
Jess Unruh	23,671	$429,155
Chris Ruppel	23,671	$429,155
Amy Pugh	14,729	$267,037
Teresa Watkins	14,729	$267,037
Amit Parikh	9,468	$171,655
No Discretionary Bonuses or One-Time Equity Awards Were Granted in 2023
Consistent with our prior commitments to stockholders to not grant any one-time equity awards or pay discretionary bonuses to our executive officers, except in the context of new hires and promotions, we did not make any such grants or payments in 2023.
Termination and Change of Control Benefits
The following table provides information regarding the separation agreements that we have with certain of our NEOs and our Corporate Transaction Policy, which applies to the equity awards of all our employees:

Termination and Change of Control Protections
Philosophy	Considerations	Terms

•Attract and Retain Executives:

◦Intended to facilitate a smooth transition of leadership due to an unexpected employment termination, or retirement

◦Attract, retain and encourage our NEOs to remain focused on our business and the interests of our stockholders when considering strategic alternatives

•Align Interests with Stockholders: Mitigate any potential employer liability and avoid future disputes or litigation

• The employment of our NEOs is “at will,” meaning we can terminate them at any time, and they can terminate their employment with us at any time

• Arrangements should be designed to: (i) provide reasonable compensation to executive officers who leave the Company under certain circumstances in order to facilitate their transition to new employment and (ii) require a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits

• “Double-trigger” provisions preserve morale and productivity, and encourage executive retention in the event of a change of control

• These provisions are considered a typical component of a competitive executive compensation program for executives among our 2023 peer group

Agreements with Certain NEOs:
•Provide for certain cash payments, and/or the vesting of certain equity awards and COBRA benefits, in the event there is a separation of employment under various circumstances, subject to the execution of a release of claims

Corporate Transaction Policy (Double-Trigger):
•Provide for accelerated vesting of equity awards upon a change of control if the recipient is terminated by the acquiring entity in connection with the change of control under specified circumstances, subject to the recipient’s execution of a release of claims

PRSUs:
•Provide that upon a change of control any unearned PRSUs for which performance has not been determined will convert to time-based RSUs covering the target number of shares and such RSUs will continue to vest based on achievement of the existing service requirements

Severance Pay for Amit Parikh
In August 2023, in connection with stepping down from his former role and ending his employment with the Company as part of internal organizational changes, following his execution of a release of claims, Mr. Parikh became entitled to receive the following benefits: (i) a severance payment in the amount of $225,000; (ii) a prorated target bonus for 2023 in the amount of $219,144; (iii) COBRA premium payments for 6 months in the amount of $10,902; (iv) accelerated vesting of 12,680 unvested restricted stock units; and (v) accelerated vesting of 7,174 unvested performance-based restricted stock units. For additional information about Mr. Parikh’s severance benefits and the severance and change of control arrangements of our NEOs, please refer to the section of this proxy statement below titled “Payments upon Termination or Change of Control.”
Retirement Policy for Equity Awards
The Compensation Committee has adopted a policy applicable to all employees that provides for vesting of equity awards in connection with a qualifying retirement as summarized in the table below.

Retirement Policy
Philosophy	Considerations	Terms

•Attract and Retain Executives. Attract, retain and encourage our employees, including executives, to remain focused on our business for the long term
•Preserve morale and productivity and encourage long-term retention of employee base as a whole

•Retirement vesting is consistent with competitive market practice

•Performance awards should only pay out based on actual performance

•Provide for vesting of equity awards in connection with a qualifying retirement, with the settlement or payout of those awards to be made in accordance with the applicable vesting schedule of such awards

•A qualifying retirement under the policy requires: (i) attaining the age of 55, (ii) being continuously employed by us for at least 10 years prior to the date of the qualifying retirement, (iii) not being terminable by us for cause (as defined in the policy), and (iv) not competing with us (as defined in the policy)

•Any outstanding and unvested performance-based equity awards will remain outstanding until the Compensation Committee determines whether and to the extent the performance criteria is achieved, and will become 100% vested to the extent the Compensation Committee determines such awards are earned

Other Executive Benefits and Perquisites
In 2023, we only provided perquisites to our executives that were generally available to other employees. During 2023, we provided the following benefits to our NEOs on the same basis as our other eligible employees:
•employee stock purchase plan;
•health insurance;
•flexible paid time-off;
•life insurance and supplemental life insurance;

•short-term and long-term disability insurance; and
•a 401(k) retirement plan.
We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.
Key Compensation and Governance Policies

Policy	Considerations	Material Features

Stock Ownership Guidelines	•Promote stock ownership in the Company •More closely align the interests of our NEOs with those of our stockholders
•5x base salary for CEO

•2x base salary for all other NEOs

•5 years from executive officer designation to comply

•Includes shares owned outright, full value equity awards, and shares held by the executive officer’s spouse, dependent children and/or trust

•As of April 1, 2024, all NEOs have either satisfied their ownership requirement or have additional time to satisfy such requirement

Anti-Hedging and Anti-Pledging Policies
•Hedging is viewed as a poor practice as it insulates executives from stock price movement and reduces alignment with stockholders

•Pledging raises potential risks to stockholder value, particularly if the pledge is significant

•No employee, officer or director may acquire, sell or trade in any interest or position relating to the future price of the Company's securities, such as a put option, a call option or a short sale

•Covered persons are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan

Equity Award Grant Policy	•Prohibit the granting of equity awards to take advantage of the release of material nonpublic information	•Equity award grants are not timed to take advantage of the release of material nonpublic information
Claw-back Policy
•Allows us to recoup cash incentive and performance-based equity awards in the event of a restatement

•We maintain a claw-back policy for the recovery of incentive compensation paid to executive officers in the event of a financial restatement that is compliant with SEC and NYSE requirements

•Applies to all executive officers and certain other employees

•Applies to all performance-based equity awards granted under the 2010 Equity Incentive Plan and cash incentive awards under the Executive Officer Incentive Bonus Plan

Tax Considerations
While Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers, the Compensation Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
Executive Compensation Process
General Approach
The Compensation Committee considers a variety of factors when setting and evaluating executive officer pay levels, including: role, tenure, experience, scope of responsibilities, institutional knowledge, retention risk, marketability, replacement cost, leadership skills, job and company performance (past and present), internal parity, regulatory considerations, stockholder feedback, and the recommendations of our CEO (other than with respect to his own compensation). In addition, the Compensation Committee utilizes competitive market data solely as a reference point, and not as a determinative factor, for structuring and determining the amount of compensation to be awarded to our executive officers.
From time to time, special business conditions may warrant additional compensation, such as sign-on bonuses, or equity awards in connection with promotions or in recognition of significant accomplishments or in light of retention concerns or internal equity issues. In these situations, we consider our business needs and the potential costs and benefits of special rewards.

Compensation Committee Decision Process
The Compensation Committee oversees the compensation of our NEOs and our executive compensation programs and initiatives. The Compensation Committee typically reviews executive officer compensation, including base salary, short-term incentives and long-term incentives, in the first quarter of each fiscal year, to understand competitive market compensation levels and practices based on the most recently completed year. In connection with this review, the Compensation Committee considers any input it may receive from our CEO in evaluating the performance of each executive officer and sets each executive officer's target total direct compensation for the current year based on this review and the other factors described above.

Role of Compensation Consultant
The Compensation Committee generally retains an independent compensation consultant to help understand competitive compensation levels and incentive designs. The independent compensation consultant is hired by, and reports directly to, the Compensation Committee. The Compensation Committee has sole authority to retain and terminate the independent compensation consultant. At the Compensation Committee's discretion, the independent compensation consultant:
•attends Compensation Committee meetings;
•assists the Compensation Committee in determining peer companies and evaluating compensation proposals;
•assists with the design of incentive compensation programs; and
•conducts compensation-related research.
In making 2023 compensation decisions, the Compensation Committee retained Mercer to help select an appropriate peer group for executive compensation benchmarking purposes, review our executive compensation programs, assist the Compensation Committee in designing our executive compensation program, and provide the Compensation Committee with information regarding executive compensation trends.
Fiscal 2023 Peer Group
Based on input from management and Mercer, the Compensation Committee did not elect to adjust our primary peer group for 2023. For 2023, the primary peer group used to inform our Compensation Committee of pay decisions and practices consisted of:

2023 Peer Group
ACI Worldwide, Inc.	Enova International, Inc.	Jack Henry & Associates, Inc.
Avantax, Inc. (f/k/a Blucora, Inc.)	Euronet Worldwide, Inc.	Q2 Holdings, Inc.
Blackbaud, Inc.	Fair Isaac Corporation	WEX Inc.
Black Knight, Inc.	FirstCash Holdings, Inc.	World Acceptance Corporation
CSG Systems International, Inc.	Guidewire Software, Inc.
These companies were chosen based on (i) market competition, inclusive of companies that compete with us for customers, executive talent, and investors, (ii) organization size, with financial characteristics such as revenues that are similar to those of Green Dot, and (iii) industry, including companies in the payment processing and information technology industries.
Fiscal 2024 Peer Group
Based on input from management and Mercer, the Compensation Committee made changes to our primary peer group aimed at finding more comparable companies in terms of the criteria described above, with such changes to be effective for 2024 compensation benchmarking. As a result, the Compensation Committee approved the removal from the fiscal 2024 peer group of (i) Avantax, Inc. (f/k/a Blucora, Inc.) and (ii) World Acceptance Corporation. The Compensation Committee also approved the addition to the fiscal 2024 peer group of (i) LendingClub Corporation and (ii) SoFi Technologies, Inc.
Compensation Risk Assessment
The Compensation Committee has assessed our compensation philosophy and objectives, and forms of compensation and benefits for all employees, including executives, and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company.
The Compensation Committee believes that the design and objectives of our executive compensation program provide an appropriate balance of incentives for our NEOs, thereby discouraging them from taking inappropriate risks. Among other things, our executive compensation program includes the following design features:
•A balanced mix of cash and equity; as well as appropriately balanced fixed (base salary) and variable compensation (cash incentives and equity-based awards)
•A mix of short-term and long-term incentives, with long-term incentives representing a significantly greater proportion of the total mix
•Cash and equity incentives solely based on achieving company performance objectives and subject to our claw-back policy that provides for the recovery of incentive compensation paid to executive officers in the event of a financial restatement
•Caps on annual cash incentive and PRSU payouts
•Stock ownership guidelines, which align the interests of our executive officers with those of our stockholders
•General alignment with prevalent low-risk pay practices
•Policies prohibiting hedging and pledging by our employees, officers or directors

Compensation Committee Report
The information contained in the following report of Green Dot's Compensation Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Green Dot under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Green Dot specifically incorporates it by reference.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into Green Dot's annual report on Form 10-K for the year ended December 31, 2023.
Submitted by the Compensation Committee
George T. Shaheen, Chair
Saturnino Fanlo
William I Jacobs
Compensation Committee Interlocks and Insider Participation
In 2023, the members of our Compensation Committee were George T. Shaheen (Chair), Saturnino Fanlo and William I Jacobs for the entire year and Peter Feld until October 4, 2023. None of the members of our Compensation Committee in 2023 were at any time during 2023 or at any other time an officer or employee of Green Dot or any of its subsidiaries (other than Mr. Jacobs, who served as our interim Chief Executive Officer from January 2020 to the end of March 2020) and none had or have any relationships with Green Dot that are required to be disclosed under Item 404 of Regulation S-K. None of Green Dot's executive officers have served as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers, who served on our Board of Directors or Compensation Committee during 2023.

Executive Compensation Tables
The following table shows compensation awarded to or earned by each of our NEOs for each of the last three or fewer fiscal years during which such individuals were determined to be NEOs.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation ($)(3)	Total ($)
George Gresham	2023	800,000	—	7,631,486	—	—	6,360	8,437,846
President and Chief Executive Officer	2022	679,423	—	1,999,987	—	512,029	6,993	3,198,432
	2021	117,500	160,274	11,168,938	—	—	—	11,446,712
Jess Unruh	2023	450,000	—	1,291,571	—	—	8,250	1,749,822
Chief Financial Officer	2022	397,846	—	—	—	233,343	7,625	638,814
	2021	390,000	274,950	539,269	—	—	7,250	1,211,469
Chris Ruppel	2023	450,000	—	1,291,571	—	—	7,644	1,749,216
Chief Revenue Officer	2022	352,501	—	764,403	—	—	7,060	1,123,964
Amy Pugh	2023	425,000	—	834,508	—	—	8,250	1,267,759
General Counsel and Secretary
Teresa Watkins	2023	400,000	—	829,197	—	—	6,546	1,235,744
Chief Operations Officer	2022	306,462	—	348,041	—	184,928	5,131	844,562
Amit Parikh	2023	302,885	—	574,118	—	—	463,296	1,340,298
Former Executive Vice President, Banking Platform Services	2022	450,000	—	—	—	200,202	7,625	657,827
	2021	363,462	259,885	5,950,384	—	—	17,250	6,590,981
_____________
(1)The amounts in this column represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards of PRSUs and RSUs granted during the applicable period, as discussed in Note 13 of our notes to consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2023.

The NEOs received time-based RSUs, the grant date fair value of which was based on the fair value of our Class A common stock on the date of grant. In addition, 50% of the PRSUs awarded to the NEOs in fiscal 2023 vest based on a three-year performance period from January 1, 2023 to December 31, 2025. 0% to 200% of the target shares are eligible to be earned at the end of the performance period depending on the TSR achieved relative to the companies comprising the S&P 1500 Financials Index. The TSR performance condition of these PRSUs constitutes a "market condition" under FASB ASC Topic 718. The full grant date fair value of the PRSUs was determined using a Monte Carlo simulation option pricing model (“Monte Carlo model”) on the date the PRSUs were awarded. The remaining 50% of the PRSUs awarded to the NEOs are based on achieving a non-GAAP cumulative diluted EPS goal depending on the Company's performance during the period from January 1, 2023 to December 31, 2025, and the fair value of these awards was based on the grant date fair market value of our Class A common stock. 0% to 200% of the target shares are eligible to be earned at the end of the performance period depending on the results of the cumulative non-GAAP diluted EPS.

The table below sets forth (x) the grant date fair value for the non-GAAP EPS PRSUs awarded based on (i) the probable outcome of the performance-related component as of the grant date, and (ii) achieving the maximum level of performance under the performance-related component as of the grant date and (y) grant date fair value of, and significant inputs and assumptions used in the Monte Carlo model used for the market condition PRSUs.

Name	Fiscal Year	Probable Outcome of Performance Conditions Grant Date Fair Value ($)	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)	Market-Related Component Grant Date Fair Value ($)	Grant Date	Grant Date Fair Value Market-Related Component ($)	Volatility	Risk-Free Interest Rate
George Gresham	2023	2,503,481	5,006,962	3,459,029	3/7/2023	25.05	59%	4.72%
Jess Unruh	2023	362,092	724,184	500,324	3/7/2023	25.05	59%	4.72%
Chris Ruppel	2023	362,092	724,184	500,324	3/7/2023	25.05	59%	4.72%
Amy Pugh	2023	238,265	476,530	329,207	3/7/2023	25.05	59%	4.72%
Teresa Watkins	2023	236,034	472,068	326,126	3/7/2023	25.05	59%	4.72%
Amit Parikh	2023	168,972	337,944	233,491	3/7/2023	25.05	59%	4.72%

(2)The amounts in this column represent the annual incentive awards earned by our NEOs under the 2023 Incentive Plan. For additional detail regarding these awards, see “2023 Annual Incentive Awards” in the Compensation Discussion and Analysis above.
(3)The amounts in this column reflect company contributions to the NEO's 401(k) plan. The amount for Mr. Parikh reflects the following: (i) $8,250 in company contributions to the 401(k) plan and (ii) $455,046 in severance benefits in connection with the termination of his employment on August 25, 2023, which were paid pursuant to his separation agreement.

The following table provides information regarding grants of annual incentive and equity awards to our NEOs for the year ended December 31, 2023.
Grants of Plan-Based Awards - 2023

									All Other Stock Awards: Number of Shares of Stock or Units (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(2)
	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)
Name			Threshold	Target	Maximum	Threshold	Target	Maximum
George Gresham	N/A	N/A	375,000	1,000,000	2,000,000	—	—	—	—	—	—
	3/7/2023(3)	3/7/2023	—	—	—	69,043	276,170	552,340	—	—	5,962,510
	3/7/2023(4)	3/7/2023	—	—	—	—	—	—	92,056	—	1,668,975
Jess Unruh	N/A	N/A	126,563	337,500	675,000	—	—	—	—	—	—
	3/7/2023(3)	3/7/2023	—	—	—	9,986	39,945	79,890	—	—	862,416
	3/7/2023(4)	3/7/2023	—	—	—	—	—	—	23,671	—	429,155
Chris Ruppel	N/A	N/A	126,563	337,500	675,000	—	—	—	—	—	—
	3/7/2023(3)	3/7/2023	—	—	—	9,986	39,945	79,980	—	—	862,416
	3/7/2023(4)	3/7/2023	—	—	—	—	—	—	23,671	—	429,155
Amy Pugh	N/A	N/A	119,531	318,750	637,500	—	—	—	—	—	—
	3/7/2023(3)	3/7/2023	—	—	—	6,571	26,284	52,568	—	—	567,472
	3/7/2023(4)	3/7/2023	—	—	—	—	—	—	14,729	—	267,037
Teresa Watkins	N/A	N/A	112,500	300,000	600,000	—	—	—	—	—	—
	3/7/2023(3)	3/7/2023	—	—	—	6,510	26,038	52,076	—	—	562,160
	3/7/2023(4)	3/7/2023	—	—	—	—	—	—	14,729	—	267,037
Amit Parikh	N/A	N/A	126,563	337,500	675,000	—	—	—	—	—	—
	3/7/2023(3)	3/7/2023	—	—	—	4,660	18,641	37,282	—	—	402,463
	3/7/2023(4)	3/7/2023	—	—	—	—	—	—	9,468	—	171,655
_____________
(1)Represents possible cash incentive awards to be earned under our 2023 Incentive Plan. 100% of each NEO’s 2023 target annual incentive opportunity was granted in the form of a cash incentive award, which was earned based on the achievement of adjusted EBITDA goals for 2023, with a threshold adjusted EBITDA goal of $171 million (85.5% of target) and a target adjusted EBITDA goal of $200 million. The actual payout of the annual incentive awards could range from 50% to 200% of the target annual incentive amount, assuming the achievement of threshold goal. Further, 25% of each NEO's target annual incentive amounts were subject to management business objectives, the achievement of which would reduce (but not increase) their payouts based on individual achievement against key strategic objectives. As reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above, no cash incentives were earned or paid for 2023 performance. For additional detail regarding the terms of this award, see “2023 Annual Incentive Awards” in the Compensation Discussion and Analysis above.
(2)The amounts in this column represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards of PRSUs and RSUs. See Footnote 1 to the Summary Compensation Table for more information.
(3)Represents a PRSU award, which will be earned, if at all, (i) 50% based upon achievement of cumulative non-GAAP diluted EPS at the end of a three-year performance period (2023 – 2025), subject to continued service through the vesting date and (ii) 50% based upon the achievement of a three-year TSR goal measured at the end of the third year over a three-year performance period (2023 – 2025) in one installment, subject to continued service through the vesting date.
(4)Represents a time-based RSU award, which will vest and settle in equal annual installments on each of the three anniversaries of the grant date, subject to continued service through each vesting date.

The following table provides information regarding each unexercised stock option or unvested stock awards held by our NEOs as of December 31, 2023.
Outstanding Equity Awards at Fiscal Year End

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date	Exercisable	Unexercisable
George Gresham	10/21/2021(2)	—	—	—	—	—	—	300,000		2,970,000
	10/21/2021(3)	—	—	—	—	28,800	285,120	—		—
	10/21/2021(4)	—	—	—	—	5,715	56,579	—		—
	10/17/2022(4)	—	—	—	—	69,120	684,288	—		—
	3/7/2023(5)	—	—	—	—	—	—	276,170		2,734,083
	3/7/2023(4)	—	—	—	—	92,056	911,354	—		—
Jess Unruh	3/11/2020(6)	—	—	—	—	1,005	9,950	—		—
	1/29/2021(7)	—	—	—	—	917	9,078	—		—
	1/29/2021(3)	—	—	—	—	1,804	17,860	—		—
	1/29/2021(8)	—	—	—	—	2,149	21,275	—		—
	3/7/2023(5)	—	—	—	—	—	—	39,945		395,456
	3/7/2023(4)	—	—	—	—	23,671	234,343	—		—
Chris Ruppel	3/11/2020(4)	—	—	—	—	1,675	16,583	—		—
	1/29/2021(7)	—	—	—	—	707	6,999	—		—
	1/29/2021(3)	—	—	—	—	1,387	13,731	—		—
	1/29/2021(8)	—	—	—	—	1,653	16,365	—		—
	3/25/2022(4)	—	—	—	—	12,047	119,265	—		—
	3/7/2023(5)	—	—	—	—	—	—	39,945		395,456
	3/7/2023(4)	—	—	—	—	23,671	234,343	—		—
Amy Pugh	9/12/2022(4)	—	—	—	—	8,522	84,368	—		—
	3/7/2023(5)	—	—	—	—	—	—	26,284		260,212
	3/7/2023(4)	—	—	—	—	14,729	145,817	—		—
Teresa Watkins	1/2/2014	1,500	—	24.25	1/2/2024	—	—	—		—
	3/11/2020(6)	—	—	—	—	754	7,465	—		—
	4/2/2021(4)	—	—	—	—	710	7,029	—		—
	9/9/2021(4)	—	—	—	—	653	6,465	—		—
	2/8/2022(4)	—	—	—	—	2,880	28,512	—		—
	7/22/2022(4)	—	—	—	—	5,385	53,312	—		—
	3/7/2023(5)	—	—	—	—	—	—	26,038		257,776
	3/7/2023(4)	—	—	—	—	14,729	145,817	—		—
Amit Parikh	N/A	—	—	—	—	—	—	—	—	—
____________
(1)Represents the unvested portion of PRSU awards that have completed their respective performance periods and the unvested portion of RSU awards. The market values of the PRSUs and RSUs are calculated by multiplying the number of shares underlying the units shown in the table by $9.90, the closing price of our shares of Class A common stock on December 29, 2023, the last trading day of 2023.
(2)Represents a PRSU award, which vests once the performance and service-based requirements are met. The PRSU shall satisfy the performance-vesting requirement to the extent that the company’s closing stock price over any 20 consecutive trading day period occurring prior to the third anniversary of Mr. Gresham’s employment effective date is equal to or exceeds the applicable Stock Price Hurdle, during which the applicable Stock Price Hurdle of each such tranche is achieved as follows: one-third shall be achieved at $65 stock price hurdle; one-third shall be achieved at $75 stock price hurdle and one-third shall be achieved at $95 stock price hurdle. The service-based vesting shall become vested as follows: (i) the first one-third of each tranche of the PRSU shall become service-vested upon the first anniversary of Mr. Gresham’s employment effective date and (ii) the remaining two-thirds of each Tranche of the PRSU shall become service-vested in 24 equal installments at the end of each calendar month occurring after such first anniversary.
(3)Represents the unvested portion of a PRSU award, which was earned based upon achievement of 2022 non-GAAP diluted EPS targets. 25% of the shares vested on March 7, 2023 upon certification of the non-GAAP EPS goals under the 2022 PRSUs by the Compensation Committee, with the remainder vesting in three equal annual installments on each December 15 thereafter.
(4)Represents the unvested portion of a RSU award, which vests in equal annual installments on each of the three anniversaries of the grant date, subject to continued service through each vesting date.
(5)Represents the unvested portion of a PRSU award consisting of two tranches, each of which has a separate vesting schedule: (A) 50% of the awards vest on or about March 15, 2026, based on the Company’s TSR relative to the S&P 1500 Financials Index over the period starting January 1, 2023 through December 31, 2025 with the target potential payout representing 200% of the target number of PRSUs, subject to the Compensation Committee's negative discretion when approving the settlement thereof and the NEO’s service through the vesting date and (B) the remaining 50% of the awards vest based on the Company’s performance through the end of the three-year performance period upon certification of the cumulative non-GAAP EPS goals under the 2023 PRSUs by the Compensation Committee, subject to the NEO’s service through the vesting date.
(6)Represents the unvested portion of a RSU award, which vests in equal annual installments on each of the four anniversaries of the grant date, subject to continued service through each vesting date.
(7)Represents the unvested portion of a PRSU award, which was earned based on our performance through the end of the one-year performance period (2021). 25% of the shares vested on February 8, 2022 upon certification of the non-GAAP EPS goals under such PRSUs by the Compensation Committee, with the remainder vesting in three equal annual installments on each December 15 thereafter.
(8)Represents the unvested portion of a RSU award consisting of two tranches, each of which has a separate vesting schedule: (A) 50% of the award vests over three years with one-third vesting on each one-year anniversary of the grant date, subject to the NEO’s service through each vesting date; and (B) the remaining 50% of the awards vests over four years with one-third vesting on the second anniversary of the grant date and the remainder vesting on each one-year anniversary thereafter, subject to the NEO’s service through each vesting date.
The following table provides information concerning the vesting of stock awards for certain of our NEOs during fiscal year 2023. None of our NEOs exercised options in 2023.
Option Exercises and Stock Vested - 2023

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
George Gresham	—	—	69,074	890,088
Jess Unruh	—	—	19,697	314,786
Chris Ruppel	—	—	24,499	371,389
Amy Pugh	—	—	4,260	57,169
Teresa Watkins	—	—	6,246	114,830
Amit Parikh	—	—	49,946	848,039
Payments Upon Termination or Change of Control
Separation Arrangements
All of our current NEOs are employed at will and may be terminated at any time, with or without formal cause.
George Gresham. On October 16, 2022, the Company entered into an amended and restated employment agreement with Mr. Gresham in connection with his appointment as Chief Executive Officer and President that provides for certain severance benefits upon a qualifying termination.
If Mr. Gresham’s employment is terminated by the Company without “cause” or by Mr. Gresham for “good reason” (in each case, as defined in his amended and restated employment agreement), subject to his execution of a release of claims, he will be entitled to the following:
(i) a prorated target bonus for the year of termination;

(ii) a payment equal to one times (or, if such termination of employment occurs during the period 60 days prior to and two years following a “corporate transaction” (as defined in the Company’s 2010 Equity Incentive Plan), one and one-half times) the sum of his base salary plus target bonus opportunity;
(iii) a payment equal to 12 months (or, if such termination occurs in connection with a corporate transaction, 24 months) of COBRA premiums;
(iv) vesting of the portion of the RSUs granted to Mr. Gresham on October 17, 2022 that would have become vested by the end of the 12–month period after such termination, calculated as if such RSUs vested monthly over the remaining vesting period commencing from the last regularly scheduled vesting date prior to the termination date (or, if such termination occurs in connection with a corporate transaction, full vesting of such RSUs); and
(vi) prorated vesting of 2023 time-based RSU awards (or, if such termination occurs in connection with a corporate transaction, full vesting).
Moreover, Mr. Gresham’s amended and restated employment agreement provides that the following equity award benefits shall continue to apply with respect to the inducement PRSU and RSU awards that were granted to him on October 21, 2021: (A) acceleration of the service vesting of then outstanding inducement PRSUs (if any) that otherwise would have become service-vested over the 12 months following the termination date, with any such inducement PRSUs continuing to be eligible to become vested subject to achievement of any applicable stock price hurdles prior to the first anniversary of such termination date, (B) subject to any then outstanding inducement PRSUs becoming vested based on achievement of the 2022 EPS target, acceleration of the service vesting of such inducement PRSUs that otherwise would have become service-vested over the 12 months following the termination date (calculated as if such inducement PRSUs vest on a monthly basis), and (C) acceleration of the service vesting of then outstanding inducement RSUs (if any) that otherwise would have become service-vested over the 12 months following the termination date (calculated as if such inducement RSUs vest on a monthly basis). Notwithstanding the foregoing, if such termination of employment occurs in connection with a corporate transaction: (y) on the corporate transaction, if the performance target applicable to the inducement PRSUs has not yet been achieved, such inducement PRSUs shall become vested based on the greater of target or actual performance (as the same shall be determined as of immediately prior to the corporate transaction), and (z) on the later of the termination date or the corporate transaction, the service-vesting of any then outstanding inducement PRSUs and RSUs shall be fully and immediately accelerated.
Mr. Gresham’s amended and restated employment agreement also provides that if the compensation and benefits payable to him are subject to Sections 280G and 4999 of the Code, such payments will be reduced to the extent necessary to provide him the greatest after-tax benefit.
The following table summarizes the approximate value of the benefits that would be received in connection with the qualifying termination of Mr. Gresham, had he been terminated on December 29, 2023, the last business day of 2023. The value of the accelerated vesting benefits below is based upon the closing price per share of our Class A common stock of $9.90 on December 29, 2023, the last trading day of 2023.

George Gresham	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason in Connection with Corporate Transaction (4)
Base Salary Plus Target Bonus	$1,800,000	$2,700,000
Prorated Target Bonus	$1,000,000	$1,000,000
COBRA Premiums (1)	$32,400	$64,800
Acceleration Value of 2022 and 2023 RSUs (2)	$320,918	$3,311,699
Acceleration Value of 2021 Inducement PRSUs and RSUs (2)	$199,139 (3)	$4,329,725
Total	$3,352,457	$11,406,224
(1) Reflects estimated amounts of 12 and 24 months of COBRA premiums, respectively. The COBRA premium reimbursement cost is estimated at $2,700 per month.
(2) Amounts reflect the number of shares subject to PRSU and unvested RSU awards granted on March 7, 2023, unvested RSU awards granted on October 17, 2022, and inducement PRSU and PRSU and RSU awards granted on October 21, 2021.
(3) For purposes of determining the value of Mr. Gresham’s PRSU award that vests based on stock price hurdles, we have assumed no change in the closing price per share of our Class A common stock during the 12-month period following the hypothetical termination date of December 31, 2023, which was $9.90. Based on such assumption, the value of such award was $0 as of December 31, 2023.

(4) In this column, we have assumed that (i) the termination of employment occurred during the period 60 days prior to and two years following a corporate transaction; and (ii) all the stock price conditions were satisfied for Mr. Gresham’s Stock Price PRSUs.
Amit Parikh. In August 2023, we entered into a separation agreement with Mr. Parikh. Mr. Parikh’s separation agreement provided him the following severance payments and benefits: (i) a severance payment in the amount of $225,000; (ii) a prorated target bonus for 2023 in the amount of $219,144; (iii) COBRA premium payments for 6 months in the amount of $10,902; (iv) accelerated vesting of 12,680 unvested RSUs; and (v) accelerated vesting of 7,174 unvested PRSUs. Due to his departure, Mr. Parikh forfeited his unvested 2021 and 2023 equity awards.
The following table summarizes the actual value of the payments and benefits received by Mr. Parikh in connection with the termination of his employment. The value of the accelerated vesting benefits below is based upon the closing price per share of our Class A common stock of $14.97 on August 25, 2023, the date of Mr. Parikh’s termination of employment and execution of a release of claims.

Amit Parikh	Termination Without Cause
Base Salary Plus Target Bonus	$225,000
Prorated Target Bonus	$219,144
COBRA Premiums	$10,902
Acceleration Value of RSU and PRSU Awards	$297,214
Total	$752,260
Other NEOs. Ms. Pugh, Mr. Ruppel, Mr. Unruh and Ms. Watkins are currently not entitled to any contractual severance payments or benefits upon the terms of their termination of service.
Change in Control Arrangements
Under the amended and restated employment agreement for Mr. Gresham, upon a termination of his employment without “cause” or his resignation for “good reason” (in each case, as defined in the amended and restated employment agreement) that occurs 60 days prior to or within two years after a “corporate transaction” (as defined in the Company’s 2010 Equity Incentive Plan), he is entitled to additional severance benefits than what receives if his qualifying termination were not in connection with such a corporation transaction. These benefits are described and valued above in “Separation Arrangements.”
In addition, under our Corporate Transaction Policy, all of our employees, including our executive officers, are entitled to 100% acceleration of vesting of all of their outstanding and unvested equity awards in the event of the employee’s termination without “cause” or resignation for “good reason” (as each are defined in the policy) on or during the 12 months following a “corporate transaction” (as defined in the Company’s 2010 Equity Incentive Plan) (i.e., double-trigger acceleration), subject to the execution and non-revocation of a release of claims in our favor. For purposes of the Corporate Transaction Policy, any outstanding and unvested performance-based equity awards shall have their vesting accelerate at “target.” With respect to equity awards that do not contain a “target” level of achievement with respect to their applicable performance metrics, then such awards shall have their vesting accelerate in full with respect to any outstanding shares still subject to such award.
The benefits of the Corporate Transaction Policy are non-cumulative with the provisions of the equity awards and other written agreements with us. The Corporate Transaction Policy does not provide for any “golden parachute” tax gross-up.
The following table summarizes the acceleration value under the Corporate Transaction Policy of the outstanding equity awards held by each NEO, assuming a qualifying termination in connection with a corporate transaction on December 31, 2023, the last business of 2023. Values are based upon the closing price for a share of our Class A common stock of $9.90 on December 29, 2023, the last trading day of 2023, and the target number of shares subject to each NEO’s outstanding and unvested PRSUs.

Name	Accelerated RSU/PRSU Vesting (1)
George Gresham (2)	—
Jess Unruh	$687,961
Chris Ruppel	$802,742
Amy Pugh	$490,397
Teresa Watkins	$506,375
Amit Parikh (3)	—
(1) Amount reflects the number of shares that would be issued at the target payout levels (100% of target) for the performance-based equity awards granted.
(2) The vesting of Mr. Gresham’s inducement award RSUs, PRSUs and Stock Price PRSUs accelerate as set forth in his amended and restated employment agreement, as described above.
(3) The acceleration value of Mr. Parikh’s inducement award RSUs and PRSUs upon termination of his employment is described above.
Retirement Policy
Our Retirement Policy for equity awards, which applies to all employees, provides for vesting of PRSU and RSU awards in connection with a qualifying retirement, with the settlement or payout of those awards to be made in accordance with the applicable vesting schedule pertaining to such awards. A qualifying retirement under the policy includes an employee that: (i) has attained the age of 55, (ii) has been continuously employed by us for at least 10 years prior to the date of the qualifying retirement, (iii) is not terminable by us for cause (as defined in the policy), and (iv) is not competing (as defined in the policy) with us. For purposes of the policy, any outstanding and unvested performance-based PRSU awards will remain outstanding until our Compensation Committee determines in the normal course (as if no qualifying retirement occurred) whether and to the extent, the performance criteria is achieved, and will become 100% vested to the extent our Compensation Committee determines such awards are earned, and, in general, with the settlement our payout of those awards to be made in accordance with the applicable vesting schedule pertaining to such awards. As of December 31, 2023, no NEOs are retirement eligible.
CEO Pay Ratio Disclosure
Our estimated CEO to median employee pay ratio for 2023 is 79:1 and was calculated in a manner consistent with Item 402(u) of Regulation S-K. As disclosed in the Summary Compensation Table above, the annual total compensation for 2023 for George Gresham, our current President and CEO, who was appointed prior to the "employee population determination date" (as defined below), was $8,347,846. The annual total compensation for our median employee for 2023 was $106,325.
In calculating the CEO pay ratio, the SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations and compensation practices. Therefore, our reported CEO pay ratio may not be comparable to CEO pay ratios reported by other companies due to differences in industries, geographical dispersion and employment and compensation practices, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their CEO pay ratios.

Calculation Methodology
For 2023, we identified the employee with annual total compensation at the median of the compensation of all our employees (the “median employee”) by considering our employee population as of December 31, 2023 (the “employee population determination date”). We considered all individuals, excluding our CEO, who were employed by us (including our consolidated subsidiaries) on the employee population determination date, whether employed in the United States or outside of the United States, or on a full-time, part-time, seasonal or temporary basis, including employees on a leave of absence. Contractors and other non-employees were not included in our employee population. As of December 31, 2023, our employee population consisted of 1,177 employees.
Compensation for purposes of identifying the median employee included the following: (1) base salary paid between January 1, 2023 and December 31, 2023 (annualized for permanent employees who joined after January 1, 2023), (2) actual cash incentive compensation paid between January 1, 2023 and December 31, 2023, and (3) the grant date fair value of equity awards granted between January 1, 2023 and December 31, 2023, calculated using the same methodology we use for our NEOs in our Summary Compensation Table, which reflects all new hire and annual equity awards granted in 2023 to our employees who were employed as of the employee population determination date. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using exchange rates in effect as of December 31, 2023, as provided in our system of record for compensation information. We did not make any cost-of-living adjustments for employees outside of the United States. We believe our methodology represents a consistently applied compensation measure because it strikes a balance in terms of administrative burden while consistently treating all the primary compensation components for our worldwide workforce and capturing a full year of each of such primary compensation components.
After identifying the median employee based on the methodology above, we calculated the annual total compensation for such median employee using the same methodology we use to calculate the amount reported for our NEOs in the “Total” column of the Summary Compensation Table.
Pay Versus Performance
The following table sets forth information concerning: (1) the compensation of our President and Chief Executive Officer (Mr. Gresham), our former President and Chief Executive Officer (Mr. Henry), and the average compensation for our other NEOs, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of the fiscal years ended December 31, 2020, 2021, 2022 and 2023 and (2) and our cumulative TSR, the cumulative TSR of our comparator group (“S&P Composite 1500 Financials (Sector) TSR”), Net Income and Adjusted EBITDA over such years in accordance with SEC rules for each such fiscal year:

(a)	(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
									Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Mr. Gresham	Summary Compensation Table Total for Mr. Henry ($)(1)	Summary Compensation Table Total for Mr. Jacobs ($)(1)	Compensation Actually Paid to Mr. Gresham ($)(1)(2)	Compensation Actually Paid to Mr. Henry ($)(1)(2)	Compensation Actually Paid to Mr. Jacobs ($)(1)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(1)	Average Compensation Actually Paid to Non-CEO NEOs ($)(1)(2)	Total Shareholder Return ($)(3)	S&P Composite 1500 Financials (Sector) Total Shareholder Return ($)(3)	Net Income (millions)	Adjusted EBITDA (millions)(4)
2023	8,437,846	—	—	2,344,220	—	—	1,468,567	626,863	42.49	132.42	6.7	170.9
2022	3,198,433	3,264,484	—	(4,853,214)	(10,186,082)	—	816,292	(159,039)	67.90	118.59	64.2	238.7
2021	—	14,031,888	—	—	(5,692,483)	—	5,147,763	2,401,464	155.54	131.98	47.5	217.0
2020	—	15,806,857	2,218,967	—	51,313,985	2,143,464	4,959,171	5,354,598	239.48	98.09	23.1	205.8
____________
(1) The following individuals are our other NEOs for each fiscal year:

Year	CEOs	Non-CEO NEOs
2023	George Gresham	Jess Unruh, Amy Pugh, Chris Ruppel, Teresa Watkins, and Amit Parikh
2022	George Gresham and Dan R. Henry	Jess Unruh, Teresa Watkins, Chris Ruppel, and Amit Parikh
2021	Dan R. Henry	George Gresham, Jess Unruh, Amit Parikh, Brandon Thompson, and Jason Bibelheimer
2020	Dan R. Henry and William I Jacobs	Jess Unruh, Jason Bibelheimer Kristina Lockwood, Daniel Eckert, and Kuan Archer
(2) Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows for FY2023:

	FY 2023
Adjustments	George Gresham	Avg. non-PEO NEO
Summary Compensation table total for applicable year.	$8,437,846	$1,468,567
Decrease for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(7,631,486)	$(964,193)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End. RSU values include RSUs attributable to reinvested Dividend Equivalents	$2,434,432	$297,894
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$—	$4,452
Increase (decrease) for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$(681,711)	$(50,350)
Increase (decrease) for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$(214,861)	$8,927
Decrease of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$—	$(138,435)
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$—	$—
Increase (decrease) for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	$—	$—
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	$—	$—
Compensation Actually Paid	$2,344,220	$626,863
(3) TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2023, 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The S&P Composite 1500 Financials (Sector) is the industry specific index we use in our Form 10-K.
(4) “Adjusted EBITDA” is a definition of non-GAAP adjusted EBITDA that is widely used by investors to measure a company’s operating performance without regard to items, such as non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, transaction costs, impairment charges, severance costs related to extraordinary personnel reductions, certain legal settlement charges, earnings or losses from equity method investments, realized gains or losses on the sale of investment securities, gain or losses on loans held for sale, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired. Appendix A to this Proxy Statement includes a reconciliation of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

Relationship between Financial Performance Measures
The line graphs below compare (i) the compensation actually paid to our CEO(s) and the average of the compensation actually paid to our remaining NEOs, with (ii) our cumulative TSR, (iii) S&P Composite 1500 Financials (Sector) TSR, (iv) our Net Income, and (v) our Adjusted EBITDA, in each case, for the fiscal years ended December 31, 2020, 2021, 2022 and 2023.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

The following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs to performance for the fiscal year ended December 31, 2023:
•Adjusted EBITDA;
•Non-GAAP EPS; and
•Relative TSR.

TRANSACTIONS WITH RELATED PARTIES, FOUNDERS AND CONTROL PERSONS
From January 1, 2023 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a participant and in which any director, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, other than as described below and except for payments set forth under “Executive Compensation” or Proposal No. 1, “Election of Directors - Director Compensation” above.
Review, Approval or Ratification of Transactions with Related Parties
We have adopted a written related-party transactions policy which sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related person transactions.” Our Audit Committee reviews transactions that may be “related person transactions,” which are transactions between us and any related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000, and in which the related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is any executive officer, director, nominee for director or stockholder of ours holding more than 5% of any class of our voting securities, in each case since the beginning of the previous fiscal year, and their immediate family members.
Under the policy, absent any facts or circumstances indicating special or unusual benefits to the related person, the following transactions, arrangements or relationships need not be approved by our Audit Committee pursuant to the policy:
•employment by us of an executive officer if:
◦the related compensation is required to be reported in our proxy statement, or
◦the executive officer is not an immediate family member of another of our executive officers or directors, the related compensation would be reported in our proxy statement if the executive officer were a “named executive officer,” and our Compensation Committee approved or recommended that our Board approve the compensation;
•any compensation paid to a director if the compensation is required to be reported in our proxy statement;
•any transaction where the related person’s interest arises solely from the ownership of our Class A common stock and all holders of our Class A common stock received the same benefit on a pro-rata basis;
•any transaction where the rates or charges involved are determined by competitive bids;
•any transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or government authority;
•any transaction involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services;
•any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than as an executive officer);
•any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related person is a trustee, director or executive officer, if the aggregate amount involved in any fiscal year does not exceed $120,000;
•any non-discretionary matching contribution, grant or endowment made pursuant to a matching gift program;
•ordinary course business travel expenses, advances and reimbursements; and
•any indemnification payments made pursuant to our insurance policies, certificate of incorporation or bylaws or as otherwise approved by our Board.
Under the policy, members of our legal department review transactions involving related persons that do not fall into one of the above categories. If they determine that a related person could have a significant interest in a transaction, the transaction is referred to our Audit Committee. In addition, transactions may be identified through our code of business conduct and ethics or our other policies and procedures and reported to the Audit Committee. The Audit Committee determines whether the related person has a material interest in a transaction and may approve, ratify, reject, rescind or take other action with respect to the transaction.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of Green Dot's Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Green Dot under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Green Dot specifically incorporates it by reference.
The Audit Committee has reviewed and discussed with Green Dot’s management and Ernst & Young LLP the audited consolidated financial statements of Green Dot contained in Green Dot’s annual report on Form 10-K for the year ended December 31, 2023. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable auditing standards.
The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board and the SEC regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from Green Dot.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Green Dot’s annual report on Form 10-K for the year ended December 31, 2023 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
J. Chris Brewster, Chair
Saturnino Fanlo
George T. Shaheen

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Green Dot’s bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice in writing to the Corporate Secretary at Green Dot Corporation, 4675 Cornell Road, Suite 280, Cincinnati, Ohio 45241, Attn: Corporate Secretary.
To be timely for the 2025 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of Green Dot not earlier than 5:00 p.m. Pacific Time on February 6, 2025 and not later than 5:00 p.m. Pacific Time on March 8, 2025. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Green Dot’s bylaws. In addition, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must comply with the additional requirements of Rule 14a-19(b).
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Green Dot’s 2025 Annual Meeting of Stockholders must be received by us no later than December 13, 2024 in order to be considered for inclusion in Green Dot’s proxy materials for that meeting.
For nominees submitted for inclusion in our proxy materials pursuant to the proxy access provisions of our Bylaws, the nomination notice and other materials required by these provisions must be delivered or mailed to and received by our Corporate Secretary in writing at the address listed above between November 13, 2024 and December 13, 2024 (or, if the 2025 Annual Meeting of Stockholders is called for a date that is not within 30 calendar days of the anniversary of the date of the 2024 Annual Meeting of Stockholders, by the later of the close of business on the date that is 180 days prior to the date of the 2024 Annual Meeting of Stockholders or within 10 calendar days after our public announcement of the date of the 2025 Annual Meeting of Stockholders). When submitting nominees for inclusion in our proxy materials pursuant to the proxy access provisions of our Bylaws, stockholders must follow the notice procedures and provide the information required by our Bylaws.
Delinquent Section 16(a) Reports
Section 16 of the Exchange Act requires Green Dot’s directors, executive officers and any persons who own more than 10% of Green Dot’s Class A common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on its review of the copies of such forms filed with the SEC and written representations from the directors and executive officers, Green Dot believes that all Section 16(a) filing requirements were timely met in fiscal year 2023.
Available Information
Green Dot will mail without charge, upon written request, a copy of Green Dot's annual report on Form 10-K for the year ended December 31, 2023, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Green Dot Corporation
4675 Cornell Road, Suite 280
Cincinnati, Ohio 45241
Attn: Investor Relations
The Annual Report is also available at http://ir.greendot.com, by clicking on "Annual Reports," under "Financial Information".

“Householding” - Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
This year, a number of brokers with account holders who are Green Dot stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, Green Dot will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write or call Green Dot’s Investor Relations department at 4675 Cornell Road, Suite 280, Cincinnati, Ohio 45241, Attn: Investor Relations, telephone number (626) 765-2000.
Any stockholders who share the same address and currently receive multiple copies of Green Dot’s Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or Green Dot’s Investor Relations department at the address or telephone number listed above.
OTHER MATTERS
The Board does not presently intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
NOTE ABOUT FORWARD-LOOKING STATEMENTS
This Proxy Statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this report, including in each of the proposals, our description of our ESG program, and the “Executive Compensation” section. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.
INFORMATION REFERENCED IN THIS PROXY STATEMENT
The content of the websites referred to in this proxy statement are not incorporated by reference into this proxy statement.

APPENDIX A – 2010 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED
GREEN DOT CORPORATION
2010 EQUITY INCENTIVE PLAN

As Adopted June 4, 2010
And as Thereafter Amended1
1.PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.
2.SHARES SUBJECT TO THE PLAN.
2.1    Number of Shares Available. Subject to Sections 2.6 and 21 and any other applicable provisions hereof 21,870,4712. Shares are available for grant and issuance under the Plan.
2.2    Lapsed, Returned Awards. Except as otherwise may be provided for herein, Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. The full number of Shares subject to a SAR granted under the Plan that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such SAR. Shares used to pay the exercise price of an Award, to satisfy the tax withholding obligations related to an Award and Shares repurchased on the open market with the proceeds of an Option exercise will not become available for future grant or sale under the Plan. The Shares available for issuance under the Plan may be authorized and issued Shares or treasury Shares. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.
2.3    Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.4    Limitations. No more than 25,000,000 Shares shall be issued pursuant to the exercise of ISOs.
2.5    Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.4, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3.1 and (f) the number of Shares that are granted as Awards to Non-Employee Directors pursuant to Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.
__________________________
1 Subject to approval by stockholders at the 2024 Annual Meeting of Stockholders.
2 Adjusted to reflect (i) the authorization of 1,255,571, 1,063,248, 1,079,831 and 1,131,821 additional Shares as of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014, respectively, pursuant to Section 2.4 of the Plan prior to its amendment in May 2014; (ii) the authorization of 3,400,000 Shares for issuance under the Plan approved by the Company's stockholders in May 2014; (iii) the authorization of 2,790,000 additional Shares for issuance under the Plan approved by the Company’s stockholders in May 2017; (iv) the authorization of 4,250,000 additional Shares for issuance under the Plan approved by the Company’s stockholders in June 2020; (v) the authorization of 2,400,000 additional Shares for issuance under the Plan approved by the Company’s stockholders in May 2023; and (vi) the authorization of 2,500,000 additional Shares for issuance under the Plan approved by the Company's stockholders in May 2024.
3.ELIGIBILITY AND MINIMUM VESTING.
3.1    ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than two million (2,000,000) Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of the Company or of a Parent or Subsidiary of the Company (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to receive up to a maximum of four million (4,000,000) Shares in the calendar year in which they commence their employment.
3.2    All Awards granted under the Plan after the Company’s 2017 Annual Meeting of Stockholders must be subject to a minimum one-year vesting period following grant, with no portion of any Award vesting prior to the end of such one-year vesting period; provided, however, that up to 5% of the Shares available for future distribution under this Plan following the 2020 Annual Meeting may be granted pursuant to Awards without such minimum vesting requirement and such requirement shall not prevent the acceleration of vesting pursuant to Sections 4 and 21 hereof or under policies or contracts that provide for acceleration of vesting in connection with a Corporate Transaction or termination of employment or services. In addition, any awards assumed or substituted in connection with an acquisition and awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders (which is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders) shall not be subject to this minimum vesting requirement.
3.3    With respect to Awards granted under the Plan after the Company’s 2020 Annual Meeting of Stockholders, in the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Parent or Subsidiary of the Company is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Company has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
4.ADMINISTRATION.
4.1    Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:
(a)    construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b)    prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c)    select persons to receive Awards;
(d)    determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
(e)    determine the number of Shares or other consideration subject to Awards;
(f)    determine the Fair Market Value in good faith, if necessary;

(g)    determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;
(h)    grant waivers of Plan or Award conditions;
(i)    determine the vesting, exercisability and payment of Awards;
(j)    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(k)    determine whether an Award has been earned;
(l)    determine the terms and conditions of any, and to institute any Exchange Program;
(m)    reduce or waive any criteria with respect to Performance Factors;
(n)    adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships; and
(o)    make all other determinations necessary or advisable for the administration of this Plan.
4.2    Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.
4.3    Administration of Awards Subject to Performance Factors. The Committee will, in its sole discretion, determine the Performance Factors applicable to any Award (including any adjustment(s) thereto that will be applied in determining the achievement of such Performance Factors) on or prior to the Determination Date. As determined by the Committee, to the extent applicable, the Performance Factors may be based on GAAP or non-GAAP results, and may be on an individual, divisional, business unit or Company-wide basis. The Performance Factors may differ from Participant to Participant and from Award to Award. The Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned (which may be by approval of the minutes in which the certification was made).
4.4    Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).
4.5    Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.
5.OPTIONS. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:
5.1    Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2    Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
5.3    Exercise Period. Options may be exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
5.4    Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11. Payment for the Shares purchased must be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company. The Exercise Price of a NQSO may not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
5.5    Method of Exercise. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
5.6    Termination. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):
(a)    If the Participant is Terminated for any reason except for the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.
(b)    If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options.
(c)    If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the

Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.
5.7    Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.
5.8    Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
5.9    Modification, Extension or Renewal. Subject to Section 409A of the Code, the Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.
5.10    No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
6.RESTRICTED STOCK AWARDS.
6.1    Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
6.2    Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.
6.3    Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, the Award Agreement and in accordance with any procedures established by the Company.
6.4    Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5    Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
7.STOCK BONUS AWARDS.
7.1    Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.
7.2    Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.
7.3    Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.
7.4    Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
8.STOCK APPRECIATION RIGHTS.
8.1    Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.
8.2    Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.
8.3    Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.
8.4    Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the

SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
8.5    Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
9.RESTRICTED STOCK UNITS.
9.1    Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.
9.2    Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; and (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.
9.3    Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.
9.4    Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
10.PERFORMANCE SHARES.
10.1    Awards of Performance Shares. A Performance Share Award is an award to a Participant denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Shares shall be made pursuant to an Award Agreement.
10.2    Terms of Performance Shares. The Committee will determine, and each Award Agreement shall set forth, the terms of each award of Performance Shares including, without limitation: (a) the number of Shares deemed subject to such Award; (b) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each award of Performance Shares. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Shares have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares that are subject to different Performance Periods and different performance goals and other criteria.
10.3    Value, Earning and Timing of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.
10.4    Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

11.PAYMENT FOR SHARE PURCHASES.
Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):
(a)    by cancellation of indebtedness of the Company to the Participant;
(b)    by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;
(c)    by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;
(d)    by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;
(e)    by any combination of the foregoing; or
(f)    by any other method of payment as is permitted by applicable law.
12.GRANTS TO NON-EMPLOYEE DIRECTORS.
12.1    Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The maximum number of Shares subject to Awards granted during a single calendar year under this Plan, taken together with any cash fees paid during such calendar year for services as a Non-Employee Director, will not exceed $750,000 in total value for any Non-Employee Director (calculating the value of any such Awards based on the grant date fair value of such Awards for financial statement reporting purposes). Such applicable limit will include the value of any Awards that are received in lieu of all or a portion of any cash retainers or fees payable for services as a Non-Employee Director under a policy adopted by the Board or otherwise.
12.2    Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.
12.3    Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.
13.WITHHOLDING TAXES.
13.1    Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements.
13.2    Stock Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require or permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
14.TRANSFERABILITY. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to a Permitted Transferee, such Award will contain such additional terms and conditions as the Administrator deems appropriate; provided, however, that in no event may any Award be transferred for consideration to a third-party financial institution.
15.PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
15.1    Stockholder and Dividend Rights. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. Any Participant who holds Restricted Stock awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders; provided however, that in the case of any unvested Award or unvested portion thereof (including but not limited to unvested shares of Restricted Stock), the Participant shall not be entitled to any dividends and other distributions paid or distributed by the Company on an equivalent number of vested Shares. Notwithstanding the foregoing, at the Committee’s discretion, such Participant may be credited with dividends and other distributions in the case of any unvested Award or unvested portion thereof (including but not limited to unvested shares of Restricted Stock), provided that such dividends and other distributions shall be paid or distributed to the Participant only if, when and to the extent such Shares vest. The value of dividends and other distributions payable or distributable with respect to any unvested Award or unvested portion thereof that does not vest shall be forfeited.
15.2    Dividend Equivalent Rights. Subject to applicable law, the Committee in its sole discretion may credit to each Participant who holds an Award other than Restricted Stock, Options and SARs, in the form of dividend equivalents or otherwise, an amount equal to the value of all dividends and other distributions (whether in cash or other property) paid or distributed by the Company on an equivalent number of Shares; provided, however, that such Participant will not be paid any dividends or other distributions (or any related earnings or interest on such dividends or distributions, if the Committee in its sole discretion provides for such payments) only if, when and to the extent that the underlying Award vests. The value of dividends or other distributions (or any related earnings or interest, if applicable) payable with respect any Award or any portion thereof that does not vest shall be forfeited. For the avoidance of doubt, no dividend equivalents or otherwise may be credited with respect to Options and SARs.
15.3    Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.
16.CERTIFICATES AND BOOK ENTRIES. All certificates or book entries for Shares or other securities delivered under this Plan will be subject to such stop transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.
17.ESCROW; PROHIBITION ON LOANS. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit with the Company or an agent designated by the Company (or place under the control of the Company or its designated agent) all certificates or book entries representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, for the purpose of holding in escrow (or controlling) such certificates or book entries until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates or note in the Company’s direct registration system for stock issuance and transfer such restrictions and accompanying legends with respect to the book entries. No Participant will be permitted to execute a promissory note as partial or full consideration for the purchase of Shares.
18.STOCKHOLDER APPROVAL OF EXCHANGE PROGRAM. Only with prior stockholder approval may the Committee implement an Exchange Program. For the avoidance of doubt, the Committee may not authorize the Company without prior stockholder approval to reprice Options or SARs or pay cash or issue new Awards in exchange for the surrender and cancellation of outstanding Awards.
19.SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates or establish book entries for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
20.NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.
21.CORPORATE TRANSACTIONS.
21.1    Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards will expire on such transaction at such time and on such conditions as the Board will determine; the Board (or, the Committee, if so designated by the Board) may, in its sole discretion, accelerate the vesting of such Awards in connection with a Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.
21.2    Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.
21.3    Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.
22.TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate on April 27, 2030. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.
23.AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.
24.NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
25.INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.
26.OTHER POLICIES. Each Award may be subject to the terms and conditions of any other policy (and any amendments thereto) adopted by the Company from time to time, which may include any policy related to the vesting or transfer of equity awards. Whether any such policy will apply to a particular Award may depend, among other things, on when the Award was granted, whom the Award was granted to, and the type of Award.
27.ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards granted after adoption of the Company’s Compensation Recovery Policy (the “Policy”) and subject to applicable law, shall be subject to clawback or recoupment pursuant to the Policy or any other compensation clawback or recoupment policy that may be adopted by the Board (or its Compensation Committee) from time to time thereafter or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards. In addition, solely with respect to Awards granted after June 9, 2020, if a Participant’s employment is terminated for Cause, all the Participant’s outstanding Awards will terminate and the Committee may in its sole discretion require such Participant to reimburse the Company for all or a portion of any Award that was settled in cash or Shares after the event giving rise to Cause first occurred.
28.DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.
“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
“Board” means the Board of Directors of the Company.
“Cause” means any of the following: (i) a Participant’s conviction of or plea of nolo contendere to a felony; (ii) an act by a Participant which constitutes gross misconduct in the performance of the Participant’s employment obligations and duties; (iii) a Participant’s act of fraud against the Company or any of its Subsidiaries; (iv) a Participant’s theft or misappropriation of property (including without limitation intellectual property) of the Company or its Subsidiaries; (v) a material breach by a Participant of any confidentiality agreement with, or duties of confidentiality to, the Company or any of its Subsidiaries that involves the Participant’s wrongful disclosure of material confidential or proprietary information (including without limitation trade secrets or other intellectual property) of the Company or of any of its Subsidiaries; (vi) a Participant’s public disparagement of the Company, its Subsidiaries, its business, its employees or board members; and (vii) a Participant’s continued material violation of the Participant’s employment obligations and duties to the Company or a Subsidiary (other than due to the Participant’s death or Disability) after the Company or the Subsidiary has delivered to the Participant a written notice of such violation that describes the basis for the Company or Subsidiary’s belief that such violation has occurred and the Participant has not substantially cured such violation within thirty (30) calendar days after such written notice is given by the Company or Subsidiary. The determination as to whether a Participant is being terminated for Cause will be made in good faith by the Company and will be final and binding on the Participant.
“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
“Company” means Green Dot Corporation, or any successor corporation.
“Common Stock” means the Class A common stock of the Company.

“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).
“Determination Date” means any time when the achievement of the Performance Factors associated with the applicable Performance Period remains substantially uncertain; provided, however, that if the Determination Date occurs on or before the date on which 25% of the Performance Period has elapsed, the achievement of such Performance Factors shall be deemed to be substantially uncertain.
“Director” means a member of the Board.
“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
“Effective Date” means the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement that is declared effective by the SEC.
“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Exchange Program” means a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).
“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a)    if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;
(b)    if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;
(c)    in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or
(d)    if none of the foregoing is applicable, by the Board or the Committee in good faith.
“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.
“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Participant” means a person who holds an Award under this Plan.
“Performance Factors” means the factors selected by the Committee, which may include, but are not limited to the, the following measures (whether or not in comparison to other peer companies and whether or not computed in accordance with generally accepted accounting principles) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:
•Net revenue (non-GAAP or GAAP) and/or net revenue growth (non-GAAP or GAAP);
•Earnings per share and/or earnings per share growth;
•Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;
•Operating income and/or operating income growth;
•Net income and/or net income growth;
•Total stockholder return and/or total stockholder return growth;
•Return on equity;
•Return on invested capital;
•Return on assets;
•Cash flow;
•Operating cash flow return on income;
•Adjusted operating cash flow return on income;
•Economic value added;
•Control of expenses;
•Cost of goods sold;
•Profit margin;
•Stock price;
•Debt or debt-to-equity;
•Gross dollar volume;
•Active accounts;
•Purchase volume;
•Cash transfers;
•Tax refunds;
•Liquidity;
•Intellectual property (e.g., patents)/product development;
•Mergers and acquisitions or divestitures;
•Individual business objectives;
•Company specific operational metrics; and
•Any other factor (such as individual business objectives or unit-specific operational metrics) the Committee so designates.
“Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.
“Performance Share” means an Award granted pursuant to Section 10 or Section 12 of the Plan.

“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.
“Plan” means this Green Dot Corporation 2010 Equity Incentive Plan.
“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.
“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.
“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Shares” means shares of the Company’s Common Stock and any successor security.
“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.
“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).
“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

greendot® VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/GDOT** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/GDOT

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Proxy Card for 2024 Annual Meeting of Stockholders

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1 and a vote FOR Proposals 2, 3 and 4.

+

1. Election of Directors:

Nominees:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - J. Chris Brewster	☐	☐	☐	02 - Saturnino Fanlo	☐	☐	☐	03 - George Gresham	☐	☐	☐
04 - William I Jacobs	☐	☐	☐	05 - Robert Millard	☐	☐	☐	06 - Michelleta Razon	☐	☐	☐
07 - Ellen Richey	☐	☐	☐	08 - George T. Shaheen	☐	☐	☐				

Proposal	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as Green Dot's independent registered public accounting firm for 2024.	☐	☐	☐
3. Approval, on an advisory basis, of executive compensation.	☐	☐	☐
4. Amendment and restatement of Green Dot's 2010 Equity Incentive Plan.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X +

03Z9MB

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and the 2023 Annual Report for Green Dot Corporation are available at http://www.envisionreports.com/GDOT.

The 2024 Annual Meeting of Stockholders of Green Dot Corporation will be held on Wednesday, May 22, 2024 at 1:00 p.m. Central Time, virtually via the Internet at meetnow.global/MTC6X7N.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/GDOT

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

The undersigned hereby appoints George Gresham, Jess Unruh and Amy Pugh and each of them, as proxies of the undersigned, each with full power to appoint his or her substitute, and hereby authorizes them to represent and to vote all the shares of Class A Common Stock of Green Dot Corporation that the undersigned is entitled to vote, as specified on the opposite side of this Proxy Card, at the 2024 Annual Meeting of Stockholders of Green Dot Corporation to be held virtually via the internet at meetnow.global/MTC6X7N on Wednesday, May 22, 2024 at 1:00 p.m. Central Time, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AS SPECIFIED, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14A-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. IF NO SPECIFICATION IS MADE, THEN THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, AND VOTED FOR PROPOSALS 2, 3 AND 4.

ON THE OPPOSITE SIDE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

C Non-Voting Items

Change of Address – Please print new address below.

Comments – Please print your comments below.